EXHIBIT 10.1

                                CREDIT AGREEMENT


                  CREDIT AGREEMENT dated as of November 26, 1997 among DESA INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), DESA HOLDINGS CORPORATION, a Delaware corporation (the "Parent Guarantor"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), NATIONSBANK, N.A. ("NationsBank"), as the initial issuing bank (in such capacity, the "Initial Issuing Bank"), NATIONSBANK, as the swing line bank (in such capacity, the "Swing Line Bank"), NATIONSBANK, as administrative agent (together with any successor appointed pursuant to Article VII, the "Administrative Agent") for the Lender Parties and the other Secured Parties (each as hereinafter defined), NATIONSBANC MONTGOMERY SECURITIES, INC. ("NMSI"), as syndication agent (in such capacity, the "Syndication Agent") for the Lender Parties, UBS SECURITIES LLC ("UBS Securities"), as documentation agent (in such capacity, the "Documentation Agent") for the Lender Parties, and NMSI and UBS SECURITIES, as co-arrangers (in such capacity, the "Co-Arrangers").


                             PRELIMINARY STATEMENTS

                  (1) J.W. Childs Equity Partners, L.P., a Delaware limited partnership ("Childs"), has entered into a Recapitalization Agreement dated as of October 8, 1997 and amended and restated as of November 25, 1997 (the "Recapitalization Agreement") with the Parent Guarantor and the Sellers (defined and listed therein), pursuant to which the Childs Investors (as hereinafter defined), together with certain Institutional Investors (as hereinafter defined), intend to purchase, in connection with a proposed recapitalization (the "Recapitalization"), certain shares of the Parent Guarantor's common stock (both voting and nonvoting), $0.01 par value (collectively, the "Parent Guarantor Common Stock"), warrants to purchase up to an additional 3.52% of the Parent Guarantor's nonvoting common stock (on a fully diluted basis) and shares of Parent Guarantor's 12% senior redeemable exchangeable pay-in-kind preferred stock (the "Parent Guarantor Preferred Stock").

                  (2) Pursuant to the Recapitalization Agreement, after giving effect to the Recapitalization, the Management Investors (as hereinafter defined) and certain of the Sellers referred to therein will retain a certain number of shares of Parent Guarantor Common Stock.

                  (3) The Borrower has requested that concurrently with the consummation of the Recapitalization, the Lender Parties lend to the Borrower up to $195,000,000 (i) to finance in part the Recapitalization, (ii) to pay fees and expenses incurred in connection therewith, (iii) to refinance the outstanding principal balance of certain Debt (as hereinafter defined) of the Borrower in existence on the date of the Initial Extension of Credit (as hereinafter defined) and (iv) from time to time, to finance certain acquisitions and for other general corporate purposes of the Parent Guarantor and its Subsidiaries. The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accepting Lenders" has the meaning specified in Section 2.06(c).

         "Acquisition Advance" has the meaning specified in Section 2.01(d).

         "Acquisition Availability Date" means the earlier of (a) November 26, 1999 and (b) the date of termination in whole of the Acquisition Commitments pursuant to Section 2.05 or 6.01.

         "Acquisition Borrowing" means a borrowing consisting of simultaneous Acquisition Advances of the same Type made by the Acquisition Lenders.

         "Acquisition Commitment" means, with respect to any Acquisition Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Acquisition Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Acquisition Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

         "Acquisition Facility" means, at any time, the aggregate amount of the Acquisition Lenders' Acquisition Commitments at such time.

         "Acquisition   Lender"  means  any  Lender  that  has  an   Acquisition
Commitment.

         "Acquisition Note" means a promissory note of the Borrower payable to the order of any Acquisition Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Acquisition Advances made by such Lender.

         "Acquisition Reduction Amount" has the meaning specified in Section 2.06(b)(vii)(B).

         "Acquisition Termination Date" means the earlier of (a) November 26, 2003 and (b) the date of termination in whole of the Acquisition Commitments pursuant to Section 2.05 or 6.01.

         "Adjusted Funded Debt" means, with respect to the Parent Guarantor and its Subsidiaries at any date of determination, (a) all Funded Debt of the Parent Guarantor and its Subsidiaries outstanding on such date, after excluding therefrom (solely to the extent otherwise included in the determination of Funded Debt of the Parent Guarantor and its Subsidiaries at such date) all intercompany Debt among the Parent Guarantor and its Subsidiaries outstanding on such date and all of the Debt evidenced by the Parent Guarantor Preferred Stock on such date less (b) the aggregate amount of all cash on deposit in the Cash Collateral Account, the L/C Cash Collateral Account and the Blocked Accounts on such date less (c) the aggregate principal amount of all Junior Exchange Notes and all Debt incurred pursuant to Section 5.02(b)(i)(E) outstanding on such date; provided that, solely for purposes of this definition, the aggregate principal amount of all Working Capital Advances, Letter of Credit Advances and Swing Line Advances outstanding on any date of determination shall be deemed to be (i) solely in the case of the first three Measurement Periods occurring after the date of the Initial Extension of Credit, the lesser of (A) the average of the aggregate principal amount of all Working Capital Advances, Letter of Credit Advances and Swing Line Advances and all Revolving Loans that have been outstanding during the consecutive 12 month period ended on such date and (B) $8,000,000 and (ii) in the case of each Measurement Period occurring thereafter, the average of the aggregate principal amount of all Working Capital Advances, Letter of Credit Advances and Swing Line Advances that have been outstanding during the consecutive 12 month period ended on such date.

         "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

         "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with NationsBank at its office at 100 North Tryon Street, Charlotte, North Carolina 28255, Account No. 136621-2250600, Attention: CCS/Agency Services Unit, Reference: Desa International.

         "Advance" means an Acquisition Advance, a Term A Advance, a Term B Advance, a Working Capital Advance, a Swing Line Advance or a Letter of Credit Advance.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agents"   means,   collectively,   the   Administrative   Agent,   the
Documentation Agent, the Syndication Agent and the Co-Arrangers.

         "Alternate Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a)  the  rate  of  interest  announced  publicly  by
NationsBank, N.A., in New York, New York, from time to time, as the NationsBank prime rate; and

                           (b) 0.50% per annum above the Federal Funds Rate.

         "Alternate Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

         "Applicable Lending Office" means (a) with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and (b) with the Issuing Bank, its Domestic Lending Office for all purposes of this Agreement.

         "Applicable Margin" means (a) at any time during the period from the date of this Agreement through the earlier of (i) the date on which the Consolidated financial statements of the Parent Guarantor and its Subsidiaries for the quarter ending May 30, 1998 are delivered to the Lenders pursuant to
Section 5.03(c) and (ii) July 15, 1998, 1.250% per annum for Alternate Base Rate Advances and 2.250% per annum for Eurodollar Rate Advances in the case of the Term A Facility and the Working Capital Facility and 1.625% per annum for Alternate Base Rate Advances and 2.625% per annum for Eurodollar Rate Advances in the case of the Term B Facility and the Acquisition Facility and (b) at any time and from time to time thereafter, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

                       Alternate           Eurodollar            Alternate
                      Base Rate               Rate                 Base              Eurodollar
                       Advances             Advances               Rate                 Rate
                      Under Term           Under Term            Advances             Advances
                        A and                A and              Under Term           Under Term
                       Working              Working               B and                B and
 Performance           Capital              Capital            Acquisition          Acquisition
    Level             Facilities           Facilities           Facilities           Facilities
    -----             ----------           ----------           ----------           ----------

     I                   0.500%               1.500%               1.125%               2.125%
    II                   0.750%               1.750%               1.125%               2.125%
   III                   1.000%               2.000%               1.375%               2.375%


                                       -4-



   IV                    1.250%               2.250%               1.625%               2.625%
    V                    1.500%               2.500%               1.875%               2.875%
   ==                    =====                =====                =====                =====

For purposes of clause (b) of the immediately preceding sentence, the Applicable Margin for each Alternate Base Rate Advance shall be determined by reference to the Performance Level in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Performance Level in effect on the first day of each Interest Period for such Advance.

         "Applicable  Percentage"  means,  with respect to the fees set forth in
Section 2.08(a), (a) at any time during the period from the date of this Agreement through the earlier of (i) the date on which the Consolidated financial statements of the Parent Guarantor and its Subsidiaries for the quarter ending May 30, 1998 are delivered to the Lenders pursuant to Section 5.03(c) and (ii) July 15, 1998, 0.500% per annum and (b) at any time and from time to time thereafter, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:


Performance Level                    Commitment Fee
-----------------                    --------------

I                                    0.325%
II                                   0.375%
III                                  0.375%
IV                                   0.500%
V                                    0.500%
==                                   =====

For purposes of clause (b) of the immediately preceding sentence, the Applicable Percentage for the Commitment Fee shall be determined by reference to the Performance Level in effect from time to time.

         "Application    Date"   has   the   meaning    specified   in   Section
2.06(b)(iii)(A).

         "Appropriate Lender" means, at any time, with respect to (a) the Acquisition Facility, the Term A Facility, the Term B Facility or the Working Capital Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Working Capital Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Working Capital Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Working Capital Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Working Capital Lender.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.08 and in substantially the form of Exhibit C hereto.

         "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

         "Bank Hedge Agreement" means any interest rate Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

         "Blocked Accounts" has the meaning specified in the Security Agreement.

         "Borrower" has the meaning specified in the recital of parties to this Agreement.

         "Borrower's Account" means the account of the Borrower maintained by the Borrower with NationsBank, at its office at P.O. Box 832404, Dallas, Texas 75283-2404, Account No. 3750901773, Transient No. 11000012, Attention: Funds Transfer Department.

         "Borrowing" means an Acquisition Borrowing, a Term A Borrowing, a Term B Borrowing, a Swing Line Borrowing or a Working Capital Borrowing.

         "Borrowing Base Certificate" means a certificate, in substantially the form of Exhibit H hereto, duly certified by the chief financial officer (or person performing similar functions) of the Borrower.

         "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

         "Capital Expenditures" means, for any Person for any period, the sum (without duplication) of (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person and (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

         "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

         "Cash Collateral Account" has the meaning specified in the Security Agreement.

         "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 12 months from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $2,500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Services, (d) Investments, classified in accordance with GAAP, as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's Investors Services, Inc. or Standard &
Poor's Rating Services, and the portfolios of which are limited solely to Investments of the character and quality described in clauses (a), (b) and (c) of this definition, or (e) Investments in the WCMA Working Capital Management Account at Merrill Lynch, Pierce, Fenner & Smith Inc. in accordance with the past business practices of the Borrower and in an aggregate amount of no more than $7,500,000.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

         "Childs" has the meaning specified in the Preliminary Statements to this Agreement.

         "Childs  Investors"  means the Equity  Investors set forth in Part A of
Schedule II.

         "Clean-Up Period" means a period of 30 consecutive days occurring between January 1 and May 30 in each calendar year, commencing January 1, 1998.

         "Co-Arrangers" has the meaning specified in the recital of parties to this Agreement.

         "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

         "Collateral Documents" means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

         "Commitment" means an Acquisition Commitment, a Term A Commitment, a Term B Commitment, a Working Capital Commitment or a Letter of Credit Commitment.

         "Commitment Date" has the meaning specified in Section 2.06(b)(iii)(A).

         "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

         "Consolidated Cash Interest Expense" means, with respect to any Person for any period, all interest expense (net of interest income) paid or payable on all Funded Debt of such Person and its Subsidiaries for such period, determined on a Consolidated basis and in accordance with GAAP for such period, including, without limitation, (a) in the case of the Borrower, (i) interest expense paid or payable in respect of Funded Debt resulting from Advances and (ii) all fees paid or payable pursuant to Section 2.08(a), (b) the interest component of all Obligations in respect of Capitalized Leases, (c) commissions, discounts and other fees and charges paid or payable in connection with letters of credit (including, without limitation, the Letters of Credit) and (d) the net payment, if any, paid or payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements, but excluding, in each case, (A) any amortization of original issue discount, (B) the interest portion of any deferred payment obligation and (C) any other interest not payable in cash.

         "Consolidated EBITDA" means, with respect to any Person for any period,
(a) the net income (or net loss) of such Person and its Subsidiaries for such period plus (b) the sum of each of the following expenses that have been deducted from the determination of the net income (or net loss) of such Person and its Subsidiaries for such period: (i) all interest expense of such Person and its Subsidiaries for such period, (ii) all income tax expense (whether federal, state, local, foreign or otherwise) of such Person and its Subsidiaries for such period, (iii) all depreciation expense of such Person and its Subsidiaries for such period, (iv) all amortization expense of such Person and its Subsidiaries for such period and (v) all extraordinary losses deducted in determining the net income (or net loss) of such Person and its Subsidiaries for such period less all extraordinary gains added in determining the net income (or net loss) of such Person and its Subsidiaries for such period plus (c) in the case of the Parent Guarantor and its Subsidiaries to the extent otherwise deducted from the net income (or net loss) thereof, (i) all fees paid pursuant to the terms of the Management Agreements to the extent otherwise permitted under Section 5.01(l), (ii) all costs and expenses incurred in connection with the consummation of the Recapitalization and the Facilities and (iii) all noncash dividends accrued on the Parent

Guarantor Preferred Stock in accordance with the terms thereof on the date of this Agreement, in each of the foregoing cases determined on a Consolidated basis and in accordance with GAAP for such period.

         "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

         "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

         "Current Liabilities" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date) and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

         "Debt" of any Person means (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements,
(i) all Debt of others  referred  to in clauses  (a) through (h) above or clause
(j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided that until such time as any such Person has declared a dividend on any class of its capital stock or a dividend on any such class shall otherwise have become payable, the accrued and unpaid dividends on such class shall not constitute Debt for purposes of this Agreement.

         "Declining Lender" has the meaning specified in Section 2.06(c).

         "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

         "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or the Issuing Bank pursuant to
Section 7.05 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

         "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 6.01(f).

         "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

         "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "Eligible Assignee" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a Lender; (ii) an Affiliate of a Lender;
(iii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000;
(v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the OECD; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (viii) any other Person approved by the Administrative Agent and, unless a Default under Section 6.01(a) or 6.01(f) or an Event of Default has occurred and is continuing at the time any assignment is proposed to be effected in accordance with Section 9.07, the Borrower, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause
(iii) or (v) of clause (a) of this definition and is approved by the Administrative Agent and, unless a Default under Section 6.01(a) or 6.01(f) or an Event of Default has occurred and is continuing at the time any assignment is proposed to be effected in accordance with Section 9.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee.

         "Eligible Collateral" means, collectively, Eligible Inventory and Eligible Receivables.

         "Eligible Inventory" means the gross dollar value (valued at the lower of cost or market value, on a first-in-first-out basis) of (x) the inventory of the Borrower which conforms to the representations and warranties contained in the Security Agreement, less any supplies (other than raw materials) or promotional, marketing or shipping materials, goods returned by customers

(other than goods returned in the ordinary course of business representing unsold inventory which remains marketable at cost or greater), goods rejected by customers, goods to be returned to suppliers, goods and other inventory that are obsolete, unusable or otherwise unavailable for sale and, at any time and from time to time on and after February 23, 1998, goods and other inventory located on leaseholds (other than public warehouses leased by the Borrower on a monthly basis) as to which the lessor has not entered into an agreement providing the Administrative Agent with the right to receive notices of default and the right to take possession of such goods or other inventory, and less any reserves required in accordance with GAAP for special order goods, market value declines and bill and hold (deferred shipment) sales, (y) any inventory to be purchased by the Borrower to the extent such inventory is supported by a Letter of Credit and (z) any inventory of DESA Europe or DESA Canada stored outside the United States, to the extent the same meets the requirements of clause (x) above (with necessary reference changes and except that same may be owned by DESA Europe or DESA Canada and stored outside of the United States, and are not subject to the liens created under the Security Agreement), in an aggregate amount not to exceed $5,000,000; provided that, notwithstanding the foregoing provisions of this definition, the Administrative Agent may, in its reasonable discretion following an audit field examination conducted (solely at the expense of the Borrower) by a qualified independent auditor and based upon its analysis of factors and circumstances arising after the date of this Agreement that may affect all or any portion of the goods and other inventory of the Borrower and its Subsidiaries or the value thereof, and upon at least five Business Days' notice to the Borrower of its intention to do so, exclude one or more other types of goods or other inventory from Eligible Inventory for all purposes of this Agreement.

         "Eligible Receivable" means (x) the gross amount of the accounts receivable of the Borrower and DESA Canada which conform to the representations and warranties contained herein and in the Security Agreement (with necessary reference changes in the case of DESA Canada and except that the accounts receivable of DESA Canada are owned by, and owed to, DESA Canada and are not subject to the liens created pursuant to the Security Agreement), less any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and less reserves for any other matter affecting the creditworthiness of account debtors owing any of the accounts receivable (including, without limitation, accounts receivable owing from any Person that shall take or be the subject of any action or proceeding of the type described in Section 6.01(f)) and excluding (i) governmental sales (except to the extent supported by a letter of credit issued by an issuer satisfactory to the Administrative Agent), (ii) bill and hold (or deferred shipment) transactions, guaranteed sales, sales-or-return, sales on approval or on a consignment basis or sales subject to any right of return, setoff or chargeback,
(iii) contracts or sales to any Affiliate of the Borrower or to the Parent Guarantor or any of its Subsidiaries and (iv) all accounts receivable which have not been paid in full within 60 days of the due date thereof and (y) the gross amount of those accounts receivable of DESA Europe where the payment of at least 75% of the amount of the respective accounts receivable is assured pursuant to credit insurance issued by an insurer acceptable to the Administrative Agent, which insurance is in full force and effect; provided that, notwithstanding the foregoing provisions of this definition, the Administrative Agent may, in its reasonable discretion following an audit field examination conducted (and solely at the expense of the Borrower) by a qualified independent auditor and based upon its analysis of factors and circumstances arising after the date of this Agreement that may affect all or any portion of the accounts receivable of the Borrower and its Subsidiaries or the value thereof, and upon at least five Business Days' notice to the Borrower of its intention to do so, exclude one or more other types of accounts receivable from Eligible Receivables for all purposes of this Agreement.

         "Environmental Action" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to public or employee health or safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree, or judicial or agency interpretation, policy or guidance having the force or effect of law, relating to pollution or protection of the environment, public or employee health or safety, or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "Equipment" has the meaning specified in Section 1(a) of the Security Agreement.

         "Equity Investors" means, collectively, the Childs Investors, the Institutional Investors and the Management Investors.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
Section  4001(a)(2) of ERISA;  (f) the conditions for imposition of a lien under
Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum appearing on page 3750 (or any successor page) of the Dow Jones Telerate Screen as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (and, if more than one rate is specified on Reuters Screen LIBO Page at such time, the applicable rate shall be the arithmetic mean of all such rates), by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

         "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

         "Eurodollar Rate Reserve Percentage" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

         "Events of Default" has the meaning specified in Section 6.01.

         "Excess Cash Flow" means, for any period, the sum (without duplication) of (a) Consolidated net income (or loss) of the Parent Guarantor and its Subsidiaries for such period plus (b) the aggregate amount of all noncash charges deducted in arriving at such Consolidated net income (or loss) plus (c) if there was a net increase in Consolidated Current Liabilities of the Parent Guarantor and its Subsidiaries during such period, the amount of such net increase plus (d) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Parent Guarantor and its Subsidiaries during such period, the amount of such net decrease less (e) the aggregate amount of all noncash credits included in arriving at such Consolidated net income (or loss) less (f) if there was a net decrease in Consolidated Current Liabilities of the Parent Guarantor and its Subsidiaries during such period, the amount of such net decrease less (g) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Parent Guarantor and its Subsidiaries during such period, the amount of such net increase less (h) an amount equal to the amount of all Capital Expenditures of the Parent Guarantor and its Subsidiaries paid in cash during such period to the extent otherwise permitted by this Agreement less (i) an amount equal to the aggregate amount of all Required Principal Payments made during such period to the extent otherwise permitted by this Agreement, together with any optional prepayments of Term Advances or Acquisition Advances made during such period in accordance with Section 2.06(a), less (j) to the extent not otherwise excluded from the calculation of Excess Cash Flow for such period, an amount equal to the net gain, if any, attributable to the sale, lease, transfer or other disposition of property and assets of the Parent Guarantor and its Subsidiaries and included in determining the Consolidated net income (or loss) of the Parent Guarantor and its Subsidiaries for such period less (k) an amount equal to the aggregate amount of all dividends and other distributions on the Parent Guarantor Stock paid in cash during such period to the extent otherwise permitted under this Agreement.

         "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments in respect of loss or damage to equipment, fixed assets or real property and payments in respect of judgments or settlements of litigation or proceedings; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements of litigation or proceedings to the extent that such proceeds, awards or payments to the extent otherwise permitted under the Loan Documents are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 12 months after the occurrence of such damage or loss.

         "Facility" means the Acquisition Facility, the Term A Facility, the Term B Facility, the Working Capital Facility, the Swing Line Facility or the Letter of Credit Facility.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fiscal Year" means a fiscal year of the Borrower and its Subsidiaries ending on the Saturday closest to February 28 in any calendar year.

         "Fixed Charge Coverage Ratio" means, with respect to the Parent Guarantor and its Subsidiaries for any Measurement Period, the ratio of (a) (i) Consolidated EBITDA of the Parent Guarantor and its Subsidiaries for such period less (ii) solely in the case of the first three Measurement Periods occurring after the date of the Initial Extension of Credit, the lesser of (A) the aggregate amount of all Capital Expenditures made by the Parent Guarantor and its Subsidiaries since the date of the Initial Extension of Credit and, in the case of each Measurement Period occurring thereafter, the aggregate amount of all Capital Expenditures made by the Parent Guarantor and its Subsidiaries during such period, and (B) $4,000,000 to (b) the sum of (i) solely in the case of the first three Measurement Periods occurring after the date of the Initial Extension of Credit, all Consolidated Cash Interest Expense of the Parent Guarantor and its Subsidiaries since the date of the Initial Extension of Credit, and, in the case of each Measurement Period occurring thereafter, all Consolidated Cash Interest Expense of the Parent Guarantor and its Subsidiaries for such period, (ii) solely in the case of the first three Measurement Periods occurring after the date of the Initial Extension of Credit, the aggregate amount of all Required Principal Payments made (or required to be made) by the Parent Guarantor and its Subsidiaries during the period commencing on the date of the Initial Extension of Credit and ending on November 30, 1998, and, in the case of each Measurement Period occurring thereafter, the aggregate amount of all Required Principal Payments made by the Parent Guarantor and its Subsidiaries during such period, and (iii) the aggregate amount of all dividends and other distributions on the Parent Guarantor Stock made in cash by the Parent Guarantor during such period to the extent otherwise permitted by this Agreement.

         "Foreign Corporation" means any Foreign Subsidiary that constitutes a "controlled foreign corporation" under Section 957 of the Internal Revenue Code.

         "Foreign Subsidiary" means, at any time, any of the direct or indirect Subsidiaries of the Parent Guarantor (other than the Borrower) that are organized outside of the laws of the United States or any state or other political subdivision thereof at such time.

         "Funded Debt" of any Person means Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

         "Funded Facilities" means, at any date of determination, the aggregate principal amount of all Term Advances and Acquisition Advances outstanding on such date.

         "GAAP" has the meaning specified in Section 1.03.

         "Guaranteed Obligations" has the meaning specified in Section 8.01.

         "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous, toxic or words of similar import under any Environmental Law.

         "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "Hedge Bank" means any Lender Party or any of its Affiliates, in its capacity as a party to a Bank Hedge Agreement.

         "Indemnified Party" has the meaning specified in Section 9.04(b).

         "Information   Memorandum"  means  the  information   memorandum  dated
November  1997  used  by  the  Administrative   Agent  in  connection  with  the
syndication of the Commitments.

         "Initial Extension of Credit" means the earlier to occur of (a) the initial Borrowing and (b) the initial issuance of a Letter of Credit hereunder.

         "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

         "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

         "Initial Pledged Debt" has the meaning specified in the Security Agreement.

         "Initial Pledged Shares" has the meaning specified in the Security Agreement.

         "Institutional Investors" means the Equity Investors set forth in Part C of Schedule II hereto.

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "Intellectual Property Security Agreement" has the meaning specified in
Section 3.01(j)(ix).

         "Interest Coverage Ratio" means, with respect to the Parent Guarantor and its Subsidiaries for any Measurement Period, the ratio of (a) Consolidated EBITDA of the Parent Guarantor and its Subsidiaries for such period to (b) solely in the case of the first three Measurement Periods occurring after the date of the Initial Extension of Credit, all Consolidated Cash Interest Expense of the Parent Guarantor and its Subsidiaries since the date of the Initial Extension of Credit, and, in the case of each Measurement Period occurring thereafter, all Consolidated Cash Interest Expense of the Parent Guarantor and its Subsidiaries for such period.

         "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Alternate Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrower  may not select any Interest  Period
with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Alternate Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                           (b) Interest Periods  commencing on the same date for
Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c)  whenever  the  last day of any  Interest  Period
would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d)  whenever  the first day of any  Interest  Period
occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Inventory" has the meaning specified in Section 1(b) of the Security Agreement.

         "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

         "IP Security Agreement Supplement" has the meaning specified in the Intellectual Property Security Agreement.

         "Issuing Bank" means the Initial Issuing Bank and each Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07.

         "Junior Exchange Notes" means the 12% Junior Subordinated Notes of the Parent Guarantor due 2009, in each case in the form of Exhibit A to the certificate of designation for the Parent Guarantor Preferred Stock, issued upon the exchange of all of the outstanding Parent Guarantor Preferred Stock pursuant to Section 5 of such certificate of designation.

         "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

         "L/C  Related   Documents"   has  the  meaning   specified  in  Section
2.04(e)(ii)(A).

         "Lender/Agent Indemnified Costs" has the meaning specified in Section 7.05(a).

         "Lender/Issuing  Bank Indemnified  Costs" has the meaning  specified in
Section 7.05(b).

         "Lender  Party"  means any Lender,  the Issuing  Bank or the Swing Line
Bank.

         "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07.

         "Letter of Credit" has the meaning specified in Section 2.01(f).

         "Letter of Credit Advance" means an advance made by the Issuing Bank or any Working Capital Lender pursuant to Section 2.03(c).

         "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

         "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to
Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

         "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment or modification hereof or thereof and for all other purposes other than for purposes of the Parent Guaranty, the Subsidiary Guaranties and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Parent Guaranty, (iv) the Subsidiary Guaranties, (v) the Collateral Documents and (vi) each Letter of Credit Agreement and (b) for purposes of the Parent Guaranty, the Subsidiary Guaranties and the Collateral Documents and all other purposes not otherwise included in clause (a) of this definition, (i) this Agreement, (ii) the Notes, (iii) the Subsidiary Guaranties, (iv) the Parent Guaranty, (v) the Collateral Documents, (vi) each Letter of Credit Agreement and (vii) each Bank Hedge Agreement, in each case as amended, supplemented or otherwise modified from time to time.

         "Loan Parties" means the Borrower, the Parent Guarantor and each Subsidiary Guarantor.

         "Loan Value" means, as at any date on which the amount thereof is being determined, an amount equal to the sum of 85% of Eligible Receivables and 65% of Eligible Inventory, each as determined from the Borrowing Base Certificate most recently delivered pursuant to Section 5.03(r); provided that during the period from January 1 to May 31 in each year, the Loan Value of all Eligible Collateral shall be deemed to be an amount equal to the greater of (i) $15,000,000 and (ii) the sum of 85% of Eligible Receivables and 65% of Eligible Inventory, each as determined from the Borrowing Base Certificate most recently delivered pursuant to Section 5.03(r).

         "Management Agreements" means, collectively, (a) the Management Agreement dated as of November 26, 1997 among J.W. Childs Associates L.P., the Parent Guarantor and the Borrower and (b) the Management Agreement dated as of November 26, 1997 among UBS Management, Inc., the Parent Guarantor and the Borrower, in each case, as such agreement may be amended, supplemented or otherwise modified in accordance with their terms, but to the extent permitted hereunder.

         "Management Investors" means the Equity Investors set forth in Part B of Schedule II hereto.

         "Margin Stock" has the meaning specified in Regulation U.

         "Material Adverse Change" means any material adverse change in the assets, business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent Guarantor and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the assets, business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent Guarantor and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or any Related Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or any Related Document to which it is or is to be a party.

         "Material Subsidiary" means, at any date of determination, any Subsidiary of the Parent Guarantor that, either individually or, together with its Subsidiaries, taken as a whole, (a) accounted for more than 5% of the consolidated revenues of the Parent Guarantor and its Subsidiaries for the most recently completed Fiscal Year prior to such date, (b) owned more than 5% of the Consolidated assets of the Parent Guarantor and its Subsidiaries as of the last day of the most recently completed Fiscal Year prior to such date or (c) accounted for more than 5% of the Consolidated net earnings of the Parent Guarantor and its Subsidiaries for the most recently completed Fiscal Year prior to such date, in each case as reflected on the most recently completed Consolidated financial statements of the Parent Guarantor and its Subsidiaries delivered to the Lenders pursuant to Section 5.03(b), 5.03(c) or 5.03(d) prior to such date and determined in accordance with GAAP for such period.

         "Measurement Period" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Parent Guarantor on or immediately prior to such date; provided, however, that (a) the calculation of Capital Expenditures in subclause (a)(ii)(A) of the Fixed Charge Coverage Ratio or any calculation of Consolidated Cash Interest Expense for the first Measurement Period ending after the date of the Initial Extension of Credit shall be multiplied by four, (b) the calculation of Capital Expenditures in subclause (a)(ii)(A) of the Fixed Charge Coverage Ratio or any calculation of Consolidated Cash Interest Expense for the second Measurement Period ending after the date of the Initial Extension of Credit shall be multiplied by two and (c) the calculation of Capital Expenditures in subclause
(a)(ii)(A) of the Fixed Charge Coverage Ratio or any calculation of Consolidated Cash Interest Expense for the third Measurement Period ending after the date of the Initial Extension of Credit shall be multiplied by 1.33.

         "Mortgage" has the meaning specified in Section 3.01(j)(x).

         "Mortgage Policy" has the meaning specified in Section 3.01(j)(x)(B).

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple  Employer  Plan" means a single  employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "NationsBank" has the meaning specified in the recital of parties to this Agreement.

         "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt permitted by Section 5.02(b) (other than Debt incurred under the Loan Documents) and secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof and are, in the case of clauses (a) and (c), at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and, in the case of clause (b), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party, provided that if the amount deducted pursuant to clause

(b) above is greater than the amount actually so paid, the amount of such excess shall constitute "Net Cash Proceeds".

         "NMSI" has the meaning specified in the recital of parties to this Agreement.

         "Note" means an Acquisition Note, a Term A Note, a Term B Note or a Working Capital Note.

         "Notice of Borrowing" has the meaning specified in Section 2.02(a).

         "Notice of Default" has the meaning specified in Section 7.06.

         "Notice of Issuance" has the meaning specified in Section 2.03(a).

         "Notice of Renewal" has the meaning specified in Section 2.01(f).

         "Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(b).

         "Notice of Termination" has the meaning specified in Section 2.01(f).

         "NPL" means the National Priorities List under CERCLA.

         "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Open Year" has the meaning specified in Section 4.01(aa).

         "Other Taxes" has the meaning specified in Section 2.12(b).

         "Parent Guarantor" has the meaning specified in the recital of parties to this Agreement.

         "Parent Guarantor Common Stock" has the meaning specified in the Preliminary Statements to this Agreement.

         "Parent Guarantor Preferred Stock" has the meaning specified in the Preliminary Statements to this Agreement.

         "Parent Guarantor Stock" means, collectively, the Parent Guarantor Common Stock and the Parent Guarantor Preferred Stock.

         "Parent Guaranty" has the meaning specified in Section 8.01.

         "PBGC"  means  the  Pension  Benefit   Guaranty   Corporation  (or  any
successor).

         "Performance Level" means Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V, as the context may require. For purposes of determining the Performance Level at any date of determination, no change in the Performance Level shall be effective until three Business Days after the date on which the Administrative Agent receives Consolidated financial statements of the Parent Guarantor and its Subsidiaries pursuant to (and satisfying all of the requirements of) Section 5.03(c) or 5.03(d) reflecting such change and the related certificate pursuant to Section 5.03(d); provided, however, that if the Parent Guarantor has not submitted to the Administrative Agent all of the information required under this definition as and when required under Section 5.03(c) or 5.03(d), as the case may be, the Performance Level shall be deemed to be at Performance Level V for so long as such information has not been submitted.

         "Performance Level I" means, at any date of determination, that the Parent Guarantor and its Subsidiaries shall have maintained a Senior Leverage Ratio of less than 2.00:1 as of the last day of the most recently completed Measurement Period prior to such date.

         "Performance Level II" means, at any date of determination, that (a) the Performance Level does not meet the requirements of Performance Level I and
(b) the Parent Guarantor and its Subsidiaries shall have maintained a Senior Leverage Ratio of less than 2.50:1 as of the last day of the most recently completed Measurement Period prior to such date.

         "Performance Level III" means, at any date of determination, that (a) the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) the Parent Guarantor and its Subsidiaries shall have maintained a Senior Leverage Ratio of less than 3.00:1 as of the last day of the most recently completed Measurement Period prior to such date.

         "Performance Level IV" means, at any date of determination, that (a) the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III and (b) the Parent Guarantor and its Subsidiaries shall have maintained a

Senior Leverage Ratio of less than 3.50:1 as of the last day of the most recently completed Measurement Period prior to such date.

         "Performance Level V" means, at any date of determination, that the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III or Performance Level IV.

         "Permitted Encumbrances" has the meaning specified in the Mortgages.

         "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not otherwise required to be paid under Section 5.01(b);
(b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Debt for borrowed money) (i) that are not overdue for a period of more than 60 days or (ii) the amount, applicability or validity of which are being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Parent Guarantor has established reserves in accordance with GAAP; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) Liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (e) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect; (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (g) Permitted Encumbrances and other easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes or materially interfere with the ordinary course of business of the Parent Guarantor or any of its Subsidiaries.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

         "Prepayment Amount" has the meaning specified in Section 2.06(c).

         "Prepayment Date" has the meaning specified in Section 2.06(c).

         "Pro Rata Share" of any amount means, with respect to any Working Capital Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time and the denominator of which is the Working Capital Facility at such time.

         "Quarterly Payment Date" means the last Business Day of each February, May, August and November, commencing February 27, 1998.

         "Recapitalization"   has  the  meaning  specified  in  the  Preliminary
Statements to this Agreement.

         "Recapitalization   Agreement"   has  the  meaning   specified  in  the
Preliminary Statements to this Agreement.

         "Receipt Date" has the meaning specified in Section 2.06(c).

         "Receivables" has the meaning specified in Section 1(c) of the Security Agreement.

         "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

         "Reduction Amount" has the meaning specified in Section 2.06(b)(vi)(A).

         "Register" has the meaning specified in Section 9.07(d).

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Related   Documents"  means  the   Recapitalization   Agreement,   the
Subordinated Note Documents, the Shareholders Agreement and the Management Agreements.

         "Required Lenders" means at any time Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term A Facility and the Term B Facility at such time and (d) the aggregate Unused Acquisition Commitments and Unused Working Capital

Commitments at such time; provided, however, that, if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time, (C) the aggregate unused Term A Commitment and Term B Commitment of such Lender at such time and (D) the Unused Acquisition Commitment and Unused Working Capital Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

         "Required Principal Payments" means, with respect to any Person for any period, the sum of all regularly scheduled principal payments or redemptions and all required prepayments, repurchases, redemptions or similar acquisitions for value of outstanding Funded Debt made during such period.

         "Revolving Loans" has the meaning specified in the Amended and Restated Credit Agreement dated as of January 12, 1996 among the Borrower, the Parent Guarantor, the banks and other financial institutions from time to time party thereto and Bankers Trust Company, as agent thereunder, as such agreement may have been further amended, supplemented or otherwise modified to the date hereof.

         "Secured Obligations" has the meaning specified in the Security Agreement.

         "Secured Parties" means, collectively, the Administrative Agent, the Lender Parties and the Hedge Banks.

         "Security   Agreement"   has   the   meaning   specified   in   Section
3.01(j)(viii).

         "Senior Leverage Ratio" means, with respect to the Parent Guarantor and its Subsidiaries at any date of determination, the ratio of (a) (i) Adjusted Funded Debt at such date less (ii) the sum of (A) the aggregate principal amount of all Subordinated Notes outstanding on such date and (B) the aggregate principal amount of all Debt incurred pursuant to Section 5.02(b)(iv)(F) outstanding on such date to (b) Consolidated EBITDA of the Parent Guarantor and its Subsidiaries for the most recently completed Measurement Period on or prior to such date.

         "Stockholders Agreement" means the Stockholders Agreement dated as of November 26, 1997 by and among the Parent Guarantor and the Equity Investors, as amended, supplemented or otherwise modified from time to time in accordance with its terms, but only to the extent permitted hereunder.

         "Single  Employer  Plan" means a single  employer  plan,  as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

         "Subordinated Note Documents" means the agreements, indentures, guarantees and instruments which govern the Subordinated Notes, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the provisions of this Agreement.

         "Subordinated Notes" means the 9-7/8% senior subordinated notes of the Borrower due 2007 in an aggregate principal amount of $130,000,000 issued and sold (or to be issued and sold) on or prior to the Effective Date pursuant to the terms of the Subordinated Note Documents.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Subsidiary   Guaranties"   has  the  meaning   specified   in  Section
5.01(o)(i).

         "Subsidiary Guarantor" means any subsidiary, direct or indirect, of the Parent Guarantor that executes a Subsidiary Guaranty in accordance with the terms of the Loan Documents.

         "Surviving Debt" has the meaning specified in Section 3.01(f).

         "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(e) or (b) any Working Capital Lender pursuant to
Section 2.02(b).

         "Swing Line Bank" has the meaning specified in the recital of parties to this Agreement.

         "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

         "Swing Line Facility" has the meaning specified in Section 2.01(e).

         "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

         "Taxes" has the meaning specified in Section 2.12(a).

         "Term A Advance" has the meaning specified in Section 2.01(a).

         "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

         "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

         "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

         "Term A Lender" means any Lender that has a Term A Commitment.

         "Term A Note" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender.

         "Term A Termination Date" means the earlier of (a) November 26, 2003 and (b) the date of termination in whole of the Term A Commitments pursuant to
Section 2.05 or 6.01.

         "Term Advances" means, collectively, the Term A Advances and the Term B Advances.

         "Term B Advance" has the meaning specified in Section 2.01(b).

         "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

         "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

         "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

         "Term B Lender" means any Lender that has a Term B Commitment.

         "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender.

         "Term B Termination Date" means the earlier of (a) November 26, 2004 and (b) the date of termination in whole of the Term B Commitments pursuant to
Section 2.05 or 6.01.

         "Term Facilities" means, collectively, the Term A Facility and the Term B Facility.

         "Total Leverage Ratio" means, with respect to the Parent Guarantor and its Subsidiaries at any date of determination, the ratio of (a) Adjusted Funded Debt at such date to (b) Consolidated EBITDA of the Parent Guarantor and its Subsidiaries for the most recently completed Measurement Period on or prior to such date.

         "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

         "Type" refers to the distinction between Advances bearing interest at the Alternate Base Rate and Advances bearing interest at the Eurodollar Rate.

         "UBS Securities" has the meaning specified in the recital of parties to this Agreement.

         "Unfunded  Facilities"  means,  from time to time, the Working  Capital
Commitments  plus  Acquisition   Commitments  minus  Acquisition  Advances  then
outstanding.

         "Unused Acquisition Commitment" means, with respect to any Acquisition Lender at any time, (a) such Lender's Acquisition Commitment at such time minus
(b) the aggregate principal amount of all Acquisition Advances made by such Lender and outstanding at such time.

         "Unused Working Capital Commitment" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Working Capital Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(e) and outstanding at such time.

         "Voting  Equity   Interests"  has  the  meaning  specified  in  Section
5.01(o)(iii).

         "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

         "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         "Working Capital Advance" has the meaning specified in Section 2.01(c).

         "Working   Capital   Borrowing"   means  a  borrowing   consisting   of
simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

         "Working Capital Commitment" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

         "Working Capital Facility" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

         "Working Capital Lender" means any Lender that has a Working Capital Commitment.

         "Working Capital Note" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-4 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender.

         "Working Capital Termination Date" means the earlier of (a) the Term A Termination Date and (b) the date of termination in whole of the Working Capital Commitments pursuant to Section 2.05 or 6.01.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                  SECTION 2.01. The Advances. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term A Advance") to the Borrower on any Business Day during the period from the date hereof until December 31, 1997 in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this
Section 2.01(a) and repaid or prepaid may not be reborrowed.

                  (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term B Advance") to the Borrower on the same Business Day that the Term A Advances are made pursuant to Section 2.01(a) during the period from the date hereof until December 31, 1997 in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their

Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

                  (c) The Working Capital Advances. Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "Working Capital Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Working Capital Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $1,500,000 or an integral multiple of $250,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Working Capital Advances made simultaneously by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

                  (d) The Acquisition Advances. Subject to Section 2.14(b), each Acquisition Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, an "Acquisition Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Acquisition Availability Date in an amount for each such Advance not to exceed such Lender's Unused Acquisition Commitment at such time. Each
Acquisition Borrowing shall be in a minimum amount of $1,000,000 and shall consist of Acquisition Advances made simultaneously by the Acquisition Lenders ratably according to their Acquisition Commitments. Amounts borrowed under this
Section 2.01(d) and repaid or prepaid may not be reborrowed.

                  (e) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank severally agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Working Capital Termination Date (i) in an aggregate amount not to exceed at any time outstanding $5,000,000 (the "Swing Line Facility") and
(ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate amount of the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $100,000 or an integral multiple of $50,000 in excess thereof and shall be made as a Alternate Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(d), repay pursuant to Section 2.04(d) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(d).

                  (f) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit containing terms and conditions requested by the

Borrower and reasonably acceptable to the Issuing Bank (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 30 days before the Working Capital Termination Date (i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the lesser of (1) the Letter of Credit Facility at such time and (2) the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of ten days before the Working Capital Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than ten days before the Working Capital Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(e), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(e).

                  (g) Clean-Up. Notwithstanding the provisions of Sections 2.01(c) and 2.01(e), no Borrowings may be made under Section 2.01(c) or 2.01(e) and no Letters of Credit shall be issued during any Clean-Up Period, unless the sum of the aggregate principal amount of Working Capital Advances, Letter of Credit Advances and Swing Line Advances outstanding (or to be outstanding) after giving effect to such Borrowing or such issuance, as the case may be, shall not exceed $15,000,000.

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 12:00 Noon (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Alternate Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or by telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing (which shall be a Business Day), (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (Charlotte, North Carolina time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that in the case of any Working Capital Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Working Capital Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

                  (b) Each Swing Line Borrowing shall be made on notice, given not later than 12:00 Noon (Charlotte, North Carolina time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or by telecopier, in form and substance reasonably satisfactory to the Administrative Agent and the Swing Line Bank, specifying therein the requested
(i) date of such Borrowing (which shall be a Business Day), (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). Upon fulfillment of the applicable conditions set forth in Article III, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Working Capital Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Working Capital Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, (so long as notice of such demand is given not later than 12:00 Noon (Charlotte, North Carolina time) on such Business Day) or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Working Capital Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Swing Line Advance available to the
Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount, together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Working Capital Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Working Capital Lender on such Business Day for all purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                  (c)  Anything  in   subsection   (a)  above  to  the  contrary
notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or Section 2.10 and (ii) the Acquisition Advances may not be outstanding as part of more than six separate
Borrowings, the Term A Advances may not be outstanding as part of more than three separate Borrowings, the Term B Advances may not be outstanding as part of more than three separate Borrowings and the Working Capital Advances made on any date may not be outstanding as part of more than ten separate Borrowings.

                  (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, if the Borrower fails to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III and the Advance to be made by any Appropriate Lender as part of such Borrowing, as a result of such failure, is not made on such date, the Borrower will pay to the Administrative Agent for such Appropriate Lender an amount equal to the present value (calculated in accordance with this Section 2.02(d)) of interest for the Interest Period specified in such Notice of Borrowing on the amount of such Advance, at a rate per annum equal to the excess of (a) the Eurodollar Rate that would have been in effect for such Interest Period over (b) the Eurodollar Rate applicable on the date of determination to a deemed Interest Period ending on the last day of such Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the Interest Period specified in such Notice of Borrowing from such day to the date of such repayment or termination at an interest rate per annum equal to the interest rate determined pursuant to the immediately preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Administrative Agent of such amount of interest shall be conclusive and binding, absent manifest error.

                  (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under
Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes of this Agreement.

                  (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 12:00 Noon (Charlotte, North Carolina time) on the third Business Day prior to the
date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Working Capital Lender prompt notice thereof by telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or by telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit  Reports.  The Issuing Bank shall furnish
(i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to each Working Capital Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (iii) to the Administrative Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Alternate Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Working Capital Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Working Capital Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank (so long as notice of such demand is given not later than 12:00 Noon (Charlotte, North Carolina time) on such Business Day) or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Working Capital Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Working Capital Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Working Capital Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Working Capital Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Working Capital Lender shall be responsible for the failure of any other Working Capital Lender to make the Letter of Credit Advance to be made by such other Working Capital Lender on such date.

                  SECTION 2.04. Repayment of Advances. (a) Acquisition Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Acquisition Lenders on the following dates an amount equal to the percentage indicated for such date of the aggregate amount of Acquisition Advances outstanding on the Acquisition Availability Date (after giving effect to any prepayments thereof on the Acquisition Availability Date) (which amounts shall be reduced as a result of the application of further prepayments in accordance with the order of priority set forth in Section 2.06):

                  Quarterly Payment Date              Percentage
                  ----------------------              ----------

                  February, 2000                        6.25%
                  May, 2000                             6.25%
                  August, 2000                           2.5%
                  November, 2000                          10%

                  February, 2001                        6.25%
                  May, 2001                             6.25%
                  August, 2001                           2.5%
                  November, 2001                          10%

                  February, 2002                        6.25%
                  May, 2002                             6.25%
                  August, 2002                          2.5%
                  November, 2002                         10%

                  February, 2003                        6.25%
                  May, 2003                             6.25%
                  August, 2003                          2.5%
                  November, 2003                         10%

provided, however, that the final principal installment shall be repaid on the Acquisition Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Acquisition Advances outstanding on such date.

                  (b) Term A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances on the following dates in the amounts indicated for such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                  Quarterly Payment Date                         Amount
                  ----------------------                         ------

                  February, 1998                                 $875,000
                  May, 1998                                       875,000
                  August, 1998                                    350,000
                  November, 1998                                1,400,000

                  February, 1999                                1,625,000
                  May, 1999                                     1,625,000
                  August, 1999                                    650,000
                  November, 1999                                2,600,000

                  February, 2000                                2,500,000
                  May, 2000                                     2,500,000
                  August, 2000                                  1,000,000
                  November, 2000                                4,000,000

                  February, 2001                                2,500,000
                  May, 2001                                     2,500,000
                  August, 2001                                  1,000,000
                  November, 2001                                4,000,000

                  February, 2002                                2,500,000

                  May, 2002                                     2,500,000
                  August, 2002                                  1,000,000
                  November, 2002                                4,000,000

                  February, 2003                                2,500,000
                  May, 2003                                     2,500,000
                  August, 2003                                  1,000,000
                  November 31, 2003                             4,000,000

provided, however, that the final principal installment shall be repaid on the Term A Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

                  (c) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated for such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                  Quarterly Payment Date                          Amount
                  ----------------------                          ------

                  February, 1998                                 $250,000
                  May, 1998                                       250,000
                  August, 1998                                    250,000
                  November, 1998                                  250,000

                  February, 1999                                  250,000
                  May, 1999                                       250,000
                  August, 1999                                    250,000
                  November, 1999                                  250,000

                  February, 2000                                  250,000
                  May, 2000                                       250,000
                  August, 2000                                    250,000
                  November, 2000                                  250,000

                  February, 2001                                  250,000
                  May, 2001                                       250,000
                  August, 2001                                    250,000
                  November, 2001                                  250,000

                  February, 2002                                  250,000
                  May, 2002                                       250,000

                  August, 2002                                    250,000
                  November, 2002                                  250,000

                  February, 2003                                  250,000
                  May, 2003                                       250,000
                  August, 2003                                    250,000
                  November, 2003                                  250,000


                  February, 2004                               17,600,000
                  May, 2004                                     4,400,000
                  August, 2004                                  4.400,000
                  November, 2004                               17,600,000

provided, however, that the final principal installment shall be repaid on the Term B Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

                  (d) Working Capital Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Working Capital Lenders on the Working Capital Termination Date the aggregate outstanding principal amount of the Working Capital Advances then outstanding.

                  (e) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Working Capital Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of (i) the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the 30th day after the requested date of such Swing Line Borrowing) and (ii) the Working Capital Termination Date.

                  (f) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance the outstanding principal amount of each Letter of Credit Advance made by each of them on the earlier of (A) the date of demand therefor and (B) the Working Capital Termination Date.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

         (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

         (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any L/C Related Document;

         (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;
         (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (E)  payment  by the  Issuing  Bank  under a Letter of  Credit  against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, unless such draft or certificate is substantially different from the applicable form specified by such Letter of Credit;

         (F) any exchange, release or nonperfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Parent Guaranty, any Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

         (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                  SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Acquisition Commitments, the Term A Commitments, the Term B Commitments, the Letter of Credit Facility and the Unused Working Capital Commitments; provided, however, that each partial reduction of a Facility shall be in an aggregate amount of $2,500,000 or an integral multiple of $500,000 in excess thereof.

                  (b) Mandatory. (i) On the date of the Term A Borrowing, after giving effect to such Term A Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such repayment or prepayment exceed the aggregate unpaid principal amount of the Term A Advances then outstanding.

                  (ii) On the date of the Term B Borrowing, after giving effect to such Term B Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such repayment or prepayment exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.

                  (iii) The Working Capital Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to clause (i), (ii) or (iii) of Section 2.06(b) by an amount equal to the applicable Reduction Amount.

                  (iv) (A) Prior to the Acquisition Availability Date, the Acquisition Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to clause (i), (ii) or (iii) of Section 2.06(b) by an amount equal to the applicable Acquisition Reduction Amount and (B) thereafter from time to time upon each repayment or prepayment of the Acquisition Advances, the aggregate Acquisition Commitments of the Acquisition Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Acquisition Commitments immediately prior to such repayment or prepayment exceed the aggregate unpaid principal amount of the Acquisition Advances then outstanding.

                  (v) The Swing Line Facility shall be automatically and permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

                  (vi) The Letter of Credit Facility shall be automatically and permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

                  (c) Application of Commitment Reductions. Upon each reduction of any of the Facilities pursuant to this Section 2.05, the Commitment of each of the Appropriate Lenders under such Facility shall be reduced by such Lender's ratable share of the amount by which such

Facility is reduced in accordance with the Appropriate Lenders' respective Commitments with respect to such Facility.

                  SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Alternate Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent received not later than 12:00 Noon (Charlotte, North Carolina time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment (other than prepayments of Swing Line Advances) shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Advances (other than Swing Line Advances or Working Capital Advances) shall be applied ratably to the Funded Facilities and to the principal installments thereof first, in order of maturity to the principal installments that are due within the 12 months following the date of such prepayment, and second, ratably to the remaining principal installments thereof.

                  (b) Mandatory. (i) The Borrower shall, on the earlier of (A) the third Business Day following each date on which the Parent Guarantor delivers the audited Consolidated financial statements of the Parent Guarantor and its Subsidiaries pursuant to Section 5.03(d) and (B) 96 days after the end of each Fiscal Year, commencing with the Fiscal Year ended February 27, 1999, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to 50% of the remainder of (1) Excess Cash Flow for such Fiscal Year minus (2) $500,000. Each such prepayment shall be applied ratably to the Funded Facilities and to the principal installments thereof first, in order of maturity to the principal installments that are due within the 12 months following the date of such prepayment, and second, ratably to the remaining principal installments thereof. To the extent that no Advances in respect of the Funded Facilities remain outstanding, prepayments shall be applied permanently to reduce the Unfunded Facilities as set forth in clause (vii) below.

                  (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii), (iii) or (v) of Section 5.02(d)), (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to clause (i), (ii), (iii) and (iv) of Section 5.02(b)), (C) the sale or issuance by any Loan Party or any of its Subsidiaries of any capital stock (or other equity or ownership or profit interest), any securities convertible into or exchangeable for any capital stock (or other equity or ownership or profit interest) or any warrants, rights or options to acquire any capital stock (or other equity or ownership or profit interest)
(other than the sale or issuance of any additional Parent Guarantor Stock (or any warrants, rights or options to acquire additional Parent Guarantor Stock)
(1) to any of the Childs Investors or (2) to any of the Equity Investors in consideration for any capital contribution made thereby in cash pursuant to
Section 5.02(e)(viii)) and (D) any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds; provided that, so long as no Default under
Section 6.01(a) or 6.01(f) or Event of Default has occurred and is continuing, the Borrower may defer making any prepayment otherwise required under this
Section 2.06(b)(ii) until the aggregate Net Cash Proceeds received by the Loan Parties and their Subsidiaries under this Section 2.06(b)(ii), whether as a result of one or more transactions covered hereby, equals at least $1,000,000 (although during such deferral period, the Borrower may apply all or any part of such aggregate amount to prepay Working Capital Advances and may, subject to the fulfillment of the conditions set forth in Section 3.02, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed) for application as required by this Section 2.06); provided, however, that, upon the occurrence of a Default under Section 6.01(a) or 6.01(f) or an Event of Default, the Borrower shall immediately prepay Advances in the amount of all Net Cash Proceeds received by the Borrower that are required to be applied to prepay Advances by this Section 2.06 (without giving effect to the immediately preceding proviso) but which have not previously been so applied. Each such prepayment shall be applied ratably to the Funded Facilities and to the principal installments thereof first, in order of maturity to the principal installments that are due within the 12 months following the date of such prepayment, and second, ratably to the remaining principal installments thereof. To the extent that no Advances in respect of the Funded Facilities remain outstanding, prepayments shall be applied permanently to reduce the Unfunded Facilities as set forth in clause (vii) below.

                  (iii)  Notwithstanding  any of the  other  provisions  of this
Section 2.06,

         (A) if, following the occurrence of any "Asset Sale" (as defined in the indenture for the Subordinated Notes), the Borrower is required to commit by a particular date (a "Commitment Date") to apply or to cause any of its Subsidiaries to apply an amount equal to any of the "Net Proceeds" (as defined in the indenture for the Subordinated Notes) thereof in a particular manner, or to apply or to cause any of its Subsidiaries to apply by a particular date (an "Application Date") an amount equal to any such "Net Proceeds" in a particular manner, in either case in order to excuse the Borrower from being required to make an offer to redeem or to repurchase all or a portion of the Subordinated Notes as a result of such "Asset Sale", and the Borrower shall have failed to so commit or to so apply, or to have caused any of its Subsidiaries to so commit or to so apply, an amount equal to such "Net Proceeds" at least 30 days before the Commitment Date or the Application Date, as the case may be, or

         (B) if the Borrower at any other time shall have failed to apply or to commit, or to have caused any of its Subsidiaries to apply or to commit, an amount equal to any such "Net Proceeds", and within 30 days thereafter assuming no further application or commitment of an amount equal to such "Net Proceeds", the Borrower would otherwise be required to make an offer to redeem or to repurchase all or a portion of the Subordinated Notes as a result of such "Asset Sale", then, in either such case, the Borrower shall immediately apply or cause to be applied to the prepayment of the aggregate principal amount of Advances comprising part of the same Borrowings an amount equal to the amount of such "Net Proceeds" required to excuse the Borrower from making any such offer of redemption or repurchase. Each such prepayment shall be applied ratably to the Funded Facilities and to the principal installments thereof first, in order of maturity to the principal installments that are due within the 12 months following the date of such prepayment, and second, ratably to the remaining principal installments thereof. To the extent that no Advances in respect of the Funded Facilities remain outstanding, prepayments shall be applied permanently to reduce the Unfunded Facilities as set forth in clause (vii) below.

                  (iv) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings and the Letter of Credit Advances and the Swing Line Advances equal to the amount by which (A) the sum of (x) the aggregate principal amount of the Working Capital Advances, the Letter of Credit Advances and the Swing Line Advances then outstanding plus (y) the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the lesser of (x) the Working Capital Facility and (y) the Loan Value of all Eligible Collateral on such Business Day.

                  (v) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (vi) The Borrower shall pay to the Administrative Agent, on the first day of each Clean-Up Period, an amount equal to the amount by which the aggregate principal amount of the Working Capital Advances, the Letter of Credit Advances and the Swing Line Advances then outstanding exceeds $15,000,000, to be applied to prepay such outstanding Working Capital Advances, the Letter of Credit Advances and the Swing Line Advances.

                  (vii) (A) Prepayments of the Working Capital Facility made pursuant to clause (i), (ii), (iii), (iv) or (vi) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such
Advances are paid in full and fourth deposited in the L/C Cash Collateral Account to cash collateralize 100%
of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility required pursuant to clause
(i), (ii) or (iii) above, the amount remaining (if any) after the prepayment in full of the Working Capital Advances then outstanding and the cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amounts being referred to herein as the "Reduction Amount") may be retained by the Borrower for use in its business and operations in the ordinary course, and the Working Capital Facility shall be permanently reduced as set forth in Section 2.05(b)(iv). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable.

                  (B) In the case of prepayments of the Acquisition Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Acquisition Advances then outstanding (the sum of such prepayment amounts and remaining amount being referred to herein as the "Acquisition Reduction Amount") may be retained by the Borrower for use in its business and operations in the ordinary course, and the Working Capital Facility shall be permanently reduced as set forth in Section 2.05(b)(v).

                  (viii) All prepayments under this subsection (b) shall be made together with (A) accrued interest to the date of such prepayment on the principal amount prepaid and (B) in the case of any such prepayment of a Eurodollar Rate Advance on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Advance pursuant to Section 9.04(c).

                  (c) Application of Prepayments; Term B Opt-Out. With respect to any prepayment of the Funded Facilities, the Administrative Agent shall ratably pay such Facilities; provided, however, that any Term B Lender, at its option, may elect not to accept such prepayment, in which event the provisions of the next sentence shall apply. Upon receipt by the Administrative Agent of any prepayment, the amount of the prepayment that is available to prepay the Term B Advances (subject to the proviso to the immediately preceding sentence) shall be deposited in the Cash Collateral Account (the "Prepayment Amount"), pending application of such amount on the Prepayment Date as set forth below and promptly after such receipt (the date of such receipt being the "Receipt Date"), the Administrative Agent shall give written notice to the Term B Lenders of the amount available to prepay the Term B Advances and the date on which such prepayment shall be made (the "Prepayment Date"), which date shall be 10 days after the Receipt Date. Any Lender declining such prepayment (a "Declining Lender") shall give written notice to the Administrative Agent by 11:00 A.M. (Charlotte, North Carolina time) on the Business Day immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the Term B Lenders other than the Declining Lenders (such Lenders being the "Accepting Lenders") to prepay Term B Advances owing to such Accepting Lenders shall be withdrawn from the Cash Collateral Account and applied to prepay Term Advances owing to such Accepting Lenders on a pro rata basis. Any amounts that would otherwise have been applied to prepay Advances under the Funded Facilities owing to Declining Lenders shall instead be applied ratably to prepay the remaining Advances under the Funded Facilities as provided in Sections 2.06(a) and (b); provided further that on prepayment in full of Advances under the Funded Facilities owing to Lenders other than Declining Lenders, the remainder of any Prepayment Amount shall be applied ratably to prepay Term B Advances owing to Declining Lenders.

                  SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Alternate Base Rate Advances. During such periods as such Advance is an Alternate Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Alternate Base Rate in effect from time to time plus (B) the Applicable Margin for such Type of Advance in effect from time to time, payable in arrears quarterly on each Quarterly Payment Date during such periods and on the date such Alternate Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin for such Type of Advance in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of a Default under Section 6.01(a) or 6.01(f), the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause
(a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Alternate Base Rate Advances pursuant to clause
(a)(i) above.

                  (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrower and each

Appropriate   Lender  of  the  applicable   interest  rate   determined  by  the
Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

                  SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Appropriate Lenders (i) a working capital commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Working Capital Lender in the case of each other Working Capital Lender until the Term A Termination Date and (ii) an acquisition commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became an Acquisition Lender in the case of each other Acquisition Lender until the Acquisition Availability Date, and, in the case of clauses (i) and
(ii), payable in arrears on the date of the Initial Extension of Credit hereunder, thereafter on each Quarterly Payment Date and on the Term A Termination Date or the Acquisition Availability Date, respectively, at the Applicable Percentage in effect from time to time on the average daily unused portion of the Facilities.

                  (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Working Capital Lender a commission, payable in arrears quarterly on each Quarterly Payment Date, on the earliest to occur of the full drawing expiration, termination or cancellation of any such Letter of Credit and on the Working Capital Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of (i) all Standby Letters of Credit outstanding from time to time at a rate equal to the Applicable Margin at such time for Eurodollar Rate Advances under the Working Capital Facility and (2) all Trade Letters of Credit outstanding at such time at a rate equal to 0.50% per annum.

                  (ii) The Borrower shall pay to the Issuing Bank, for its own account, (A) a fronting fee, payable in arrears quarterly on each Quarterly Payment Date and on the Term A Termination Date, on the average daily amount of its Letter of Credit Commitment during such quarter, from the date hereof until the Working Capital Termination Date, at the rate of 0.25% per annum and (B) such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

                  (c) Agents' Fees. The Borrower shall pay to each of the Agents for their own accounts such fees as may from time to time be agreed between the Borrower, on the one hand, and the Administrative Agent and, if applicable, such other Agent, on the other hand.

                  SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type;

provided, however, that any Conversion of Eurodollar Rate Advances into Alternate Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Alternate Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Alternate Base Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Alternate Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Default under Section 6.01(a) or 6.01(f) or an Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Alternate Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative  Agent),  pay to the  Administrative  Agent for the
account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that the Borrower shall not be responsible for costs under this Section 2.10(a) arising more than 90 days prior to receipt by the Borrower of the certificate from the affected Lender pursuant to this Section 2.10(a) with respect to such costs; and provided further that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost (together with a schedule setting forth in reasonable detail the calculation thereof), submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error. In determining such amount, such Lender Party may use any reasonable averaging and attribution methods.

                  (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit; provided, however, that the Borrower shall not be responsible for costs under this Section 2.10(b) arising more than 90 days prior to receipt by the Borrower of the certificate from the affected Lender pursuant to this Section 2.10(b) with respect to such costs. A certificate as to such amounts (together with a schedule setting forth in reasonable detail the calculation thereof) submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error. In determining such amount, such Lender Party may use any reasonable averaging and attribution methods.

                  (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount of Eurodollar Rate Advances under such Facility notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the

Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Alternate Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Alternate Base Rate Advance and (ii) the obligation of the Appropriate Lenders under each such Facility to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 12:00 Noon (Charlotte, North Carolina time) on the day when due (or, in the case of payments made by the Parent Guarantor pursuant to Section 8.01, on the date of demand therefor) in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the

Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

                  (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due. Each of the Lender Parties hereby agrees to notify the Borrower promptly after any such setoff and application shall be made by such Lender Party; provided, however, that the failure to give such notice shall not affect the validity of such charge.

                  (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION 2.12. Taxes. (a) Any and all payments by the Parent Guarantor or the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Parent Guarantor or the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Parent Guarantor or the Borrower shall make such deductions and (iii) the Parent Guarantor or the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Parent Guarantor or the Borrower hereby agree to pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) Each of the Parent Guarantor and the Borrower shall indemnify each Lender Party and the Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Parent Guarantor or the Borrower, as the case may be, shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes by or on behalf of the Parent Guarantor or the Borrower through an account or branch outside the United States or by or on behalf of the Parent Guarantor or the Borrower by a payor that is not a United States person, if the Parent Guarantor or the Borrower determines that no Taxes are payable in respect thereof, the Parent Guarantor or the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at its address referred to in Section 9.02, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or the Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Parent Guarantor (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Parent Guarantor with two original Internal Revenue Service forms 1001 or 4224 or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Lender Party delivers a form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of
Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent Guarantor or the Borrower and is not a controlled foreign corporation related to the Parent Guarantor or the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection
(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or, 4224 or W-8 (or the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Parent Guarantor and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender Party has failed to provide the Parent Guarantor with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or
(c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Parent Guarantor and/or the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

                  SECTION  2.13.  Sharing of Payments,  Etc. If any Lender Party
shall obtain at any time any payment, whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise (other than pursuant to
Section 2.10, 2.12, 9.04 or 9.07), (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time (other than pursuant to
Section 2.10, 2.12, 9.04 or 9.07) to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time (other than pursuant to Section 2.10, 2.12, 9.04 or 9.07) in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time (other than pursuant to Section 2.10, 2.12, 9.04 or 9.07) to (ii) the aggregate amount of the Obligations owing (but not due and  payable) to all Lender  Parties  hereunder  and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so
recovered.   The  Borrower   agrees  that  any  Lender  Party  so  purchasing  a
participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.14. Use of Proceeds. (a) The proceeds of the Advances (other than the Acquisition Advances) and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely (i) to finance in part the
Recapitalization, (ii) to pay fees and expenses incurred in connection therewith, (iii) to refinance all of the Debt of the Borrower in existence on the date of the Initial Extension of Credit (other than the Surviving Debt of the Borrower) and (iv) from time to time, to provide working capital and for other general corporate purposes of the Parent Guarantor and its Subsidiaries.

                  (b) The proceeds of the Acquisition Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely to finance all or a portion of the purchase price of the Investments permitted pursuant to the provisions of Section 5.02(e)(viii).

                  SECTION 2.15. Defaulting Lenders. (a) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Alternate Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

                  (b) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

                  (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                  (ii) second, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

                  (c) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with NationsBank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be NationsBank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

                  (ii) second, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                  (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                  SECTION 2.16. Removal of Lender. In the event that any Lender Party demands payment of costs or additional amounts pursuant to Section 2.10 or
Section 2.12 or asserts, pursuant to Section 2.10(d) that it is unlawful for such Lender Party to make Eurodollar Rate Advances, then (subject to such Lender Party's right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below) the Borrower may, upon 20 days' prior written notice to such Lender Party and the Administrative Agent, elect to cause such Lender Party to assign its Advances and Commitments in full to one or more Persons selected by the Borrower so long as (a) each such Person satisfies criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, (b) such Lender Party receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender Party as of the date of such assignment (including without limitation amounts owing pursuant to Sections 2.10, 2.12, 2.15 and 9.04), and (c) such Lender Party agrees to make such assignment, and each such Lender Party assignee agrees to accept such assignment and to assume all obligations of such Lender Party hereunder, in accordance with Section 9.07.


                                   ARTICLE III

                              CONDITIONS OF LENDING

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

         (a) The Recapitalization shall have been consummated strictly in accordance with the terms of the Recapitalization Agreement, without any waiver or amendment not consented to by the Lender Parties of any term, provision or condition set forth therein, and in compliance with all applicable laws; the aggregate purchase price for the Recapitalization, together with the amounts necessary to (i) repay in full all of the Debt of the Borrower in existence on the date of the Initial Extension of Credit (other than the Surviving Debt) and
(ii) pay all fees and expenses related to the Recapitalization, shall not exceed $338,500,000.

         (b) The Recapitalization Agreement shall be in full force and effect.

         (c) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries, including the terms and conditions of the charter, bylaws and each class of capital stock of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

         (d) The Parent Guarantor shall have received at least $91,415,000 in gross cash proceeds from the sale of the Parent Guarantor Stock to the Equity Investors, consisting of at least $73,815,000 from the issuance and sale of the Parent Guarantor Common Stock and $17,600,000 from the issuance and sale of the Parent Guarantor Preferred Stock; and the Lender Parties shall be satisfied with the terms and conditions of all of the foregoing, including the certificate of designation for the Parent Guarantor Preferred Stock.

         (e) The Borrower shall have received at least $130,000,000 in gross cash proceeds from the sale of the Subordinated Notes, and the Lender Parties shall be satisfied with the terms and conditions of the Subordinated Note Documents.

         (f) The Lender Parties shall be satisfied that all of the Debt of the Parent Guarantor and its Subsidiaries in existence on the date of the Initial Extension of Credit, other than the Debt identified on Schedule 4.01(hh) hereto (the "Surviving Debt"), has been or concurrently with the Initial Extension of Credit hereunder will be prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all of the Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

         (g) Before giving effect to the Recapitalization and the other transactions contemplated by this Agreement, there shall have occurred no Material Adverse Change since February 28, 1997.

         (h) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Recapitalization, this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.

         (i) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lender Parties (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

         (j) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and the Lender Parties (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) The Notes payable to the order of the Lenders.

                           (ii) Certified copies of the resolutions of the Board
of Directors of the Borrower, the Parent Guarantor and each other Loan Party approving the Recapitalization, this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Recapitalization, this Agreement, the Notes, each other Loan Document and each Related Document.

                           (iii)  A copy of the  charter  of the  Borrower,  the
Parent Guarantor and each other Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the Initial Extension of Credit) by the Secretary of State of the jurisdiction of its incorporation thereof as being a true and correct copy thereof.

                           (iv) A copy  of a  certificate  of the  Secretary  of
State of the jurisdiction of incorporation of the Borrower, the Parent Guarantor and each of the Loan Parties, dated reasonably near the date of the Initial Extension of Credit, listing the certificate or articles of incorporation of such Person and each amendment thereto on file in the office of such Secretary of State and certifying that (A) such amendments are the only amendments to such Person's certificate or articles of incorporation on file in its office, (B) such Person has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (C) such Person is duly organized and is in good standing under the laws of the jurisdiction of its incorporation.

                           (v) A copy of the  certificate  of the  Secretary  of
State of each jurisdiction in which the Borrower, the Parent Guarantor or any of the Loan Parties is qualified or licensed as a foreign corporation, except where the failure to so qualify or be licensed, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, in each case dated reasonably near the date of the Initial Extension of Credit and stating that such Person is duly qualified and in good standing as a foreign corporation in such jurisdiction and has filed all annual reports required to be filed, and has paid all franchise taxes (or the equivalent thereof) required to be paid, in such jurisdiction to the date of such certificate.

                           (vi)  A  certificate  of  the  Borrower,  the  Parent
Guarantor and each other Loan Party, signed on behalf of the Borrower, the Parent Guarantor or such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of the Borrower, the Parent Guarantor or such other Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(j)(iv), or any steps taken by the board of directors (or persons performing similar functions) or the shareholders of the Borrower, the Parent Guarantor or such other Loan Party to effect or authorize any further amendment, supplement or other modification thereto; (B) the accuracy and completeness of the bylaws of the Borrower, the Parent Guarantor or such other Loan Party as in effect on the date on which the resolutions of the board of directors (or persons performing similar functions) of such Person referred to in clause (ii) of this Section 3.01(j) were adopted and on the date of the Initial Extension of Credit (a copy of which shall be attached to such certificate); (C) the due incorporation and good standing of the Borrower, the Parent Guarantor or such other Loan Party as a Person organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding (either pending or contemplated) for the dissolution, liquidation or other termination of the existence of such Person or any of their respective Subsidiaries; (D) the absence of any change in the jurisdiction of incorporation of the Borrower, the Parent Guarantor or such other Loan Party or, except as part of the Recapitalization, (i) any merger, consolidation or other similar transaction directly or indirectly involving the Borrower, the Parent Guarantor or such other Loan Party or (ii) any issuance or sale of any shares of capital stock of (or other ownership or profit interests in) the Borrower, the Parent Guarantor or such other Loan Party, in each case since February 28, 1997;
(E) the accuracy in all material respects of the representations and warranties made by the Borrower, the Parent Guarantor or such other Loan Party in the Loan Documents to which it is or is to be a party as though made on and as of the date of the Initial Extension of Credit, before and after giving effect to all of the Borrowings and the issuance of all of the Letters of Credit to be made on such date and to the application of proceeds, if any, therefrom; and (F) the absence of any event occurring and continuing, or resulting from any of the Borrowings or the issuance of any of the Letters of Credit to be made on the date of the Initial Extension of Credit or the application of proceeds, if any, therefrom, that would constitute a Default.

                           (vii) A certificate  of the Secretary or an Assistant
Secretary of the Borrower, the Parent Guarantor and each other Loan Party certifying the names and true signatures of the officers of the Borrower, the Parent Guarantor or such other Loan Party authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                           (viii) A security  agreement,  in  substantially  the
form of Exhibit D hereto (together with each other security agreement delivered pursuant to Section 5.01(o), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Security Agreement"), duly executed by the Parent Guarantor and the Borrower, together with:

                                    (A)  certificates  representing  the Initial
Pledged Shares referred to therein, accompanied by undated stock powers, duly executed in blank, and instruments evidencing the Initial Pledged Debt referred to therein, duly indorsed in blank,

                                    (B)  proper  termination   statements  (Form
UCC-3 or a comparable form) under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to terminate or amend existing liens on and security interests in the Collateral described in the Security Agreement, in each case completed in a manner satisfactory to the Lender Parties and duly executed by the appropriate secured party,

                                    (C) proper financing  statements (Form UCC-1
or a comparable form) under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created or purported to be created under the Security Agreement, covering the Collateral described in the Security Agreement, in each case completed in a manner satisfactory to the Lender Parties and duly executed by the Parent Guarantor or the Borrower, as applicable,

                                    (D)  completed   requests  for  information,
dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause
(C) above that name the Parent Guarantor or the Borrower as debtor, together with copies of such other financing statements,

                                    (E)  evidence of the  insurance  required by
the terms of the Security Agreement, and

                                    (F) evidence  that all of the other  actions
(including, without limitation, the completion of all other recordings and filings of or with respect to the Security Agreement) that the Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement have been taken or will be taken in accordance with the terms of the Loan Documents.

                           (ix) An intellectual property security agreement,  in
substantially the form of Exhibit E hereto (together with each other intellectual property security agreement delivered pursuant to Section 5.01(o), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Intellectual Property Security Agreement"), duly executed by the Parent Guarantor and the Borrower, together with evidence that all actions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Intellectual Property Security Agreement have been taken or will be taken in accordance with the terms of the Loan Documents.

                           (x) Deeds of trust, trust deeds, mortgages, leasehold
mortgages and leasehold deeds of trust, in substantially the form of Exhibit F hereto, covering the properties listed on Schedule 3.01(j)(x) (together with each other mortgage delivered pursuant to Section 5.01(o), in each case as amended, supplemented or otherwise modified from time to time in accordance with their terms, the "Mortgages"), in each case duly executed by the Borrower, together with:

                                    (A)  evidence  that   counterparts   of  the
Mortgages have been duly recorded on or before the day of the Initial Extension of Credit in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Secured Parties and that all filing and recording taxes and fees have been paid (or arrangements have been made for the payment thereof promptly following the Initial Extension of Credit in a manner satisfactory to the Administrative Agent),

                                    (B)   fully   paid   American   Land   Title
Association Lender's Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, other than Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

                                    (C) such consents and  agreements of lessors
and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or desirable,

                                    (D)  evidence of the  insurance  required by
the terms of the Mortgages, and

                                    (E) evidence  that all other action that the
Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

                           (xi)   Certified   copies  of  each  of  the  Related
Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith.

                           (xii) Such financial,  business and other information
regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited Consolidated financial statements of the Parent Guarantor and its Subsidiaries as of, and for the period ended, February 28, 1997, interim Consolidated financial statements of the Parent Guarantor and its Subsidiaries as of, and for the period ended, October 4, 1997, pro forma Consolidated financial statements of the Parent Guarantor and its Subsidiaries (which, among other things, reflect estimated purchase price accounting adjustments in regard to the Recapitalization) and projections prepared by management of the Parent Guarantor, in form and substance satisfactory to the Lender Parties, of income statements and cash flow statements on a monthly basis through February 28, 1998 and on an annual basis for each year thereafter until the Term B Termination Date.

                           (xiii) Letters and certificates, in substantially the
form of Exhibit G-1, G-2 and G-3 hereto, attesting to the Solvency of the Parent Guarantor and the Borrower, in the case of such certificates, individually, and, in each case, together with its Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Recapitalization and the other transactions contemplated hereby, from the chief financial officer (or person performing similar functions) of each of the Parent Guarantor and the Borrower and from Appraisal Economics.

                           (xiv) An environmental assessment report, in form and
substance reasonably satisfactory to the Lender Parties, from EMG Inc., as to any hazards, costs or liabilities under Environmental Laws to which any Loan Party or any of its Subsidiaries may be subject, the amount and nature of which and the Borrower's plans with respect to which shall be reasonably acceptable to the Lender Parties, together with evidence, in form and substance reasonably satisfactory to the Lender Parties, that all applicable Environmental Laws in connection with the Recapitalization shall have been complied with.

                           (xv) A letter, in form and substance  satisfactory to
the Administrative Agent, from the Parent Guarantor and the Borrower to Ernst & Young LLP, its independent certified public accountants, advising such accountants that the Administrative Agent and the Lender Parties have been authorized to exercise all rights of the Parent Guarantor and the Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Parent Guarantor and its Subsidiaries and directing such accountants to comply with any reasonable request of the Administrative Agent or any Lender Party for such information.

                           (xvi) Evidence of insurance naming the Administrative
Agent as insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, product liability and business interruption insurance.

                           (xvii) Certified copies of each employment  agreement
and other compensation arrangement with each executive officer of any Loan Party or any of its Subsidiaries.

                           (xviii) A Borrowing Base Certificate.

                           (xix)  One or more  Notices  of  Borrowing  for  each
Borrowing to be made, and/or one or more Notices of Issuance for each Letter of Credit to be issued, on the date of the Initial Extension of Credit.

                           (xx) (A) A favorable opinion of Sullivan & Worcester,
counsel for the Parent Guarantor and the Borrower,  in substantially the form of
Exhibit I-1 hereto, and addressing such other matters as any Lender Party through the Administrative Agent may reasonably request, and (B) a letter from Sullivan & Worcester, counsel for the Parent Guarantor and the Borrower, addressed to the Administrative Agent and each of the Lender Parties and otherwise in form and substance reasonably satisfactory to the Administrative Agent, stating that the Administrative Agent and each such Lender Party may rely upon the favorable opinion of such counsel being delivered in connection with the issuance and sale of the Subordinated Notes, together with a copy of such opinion (which shall be in form and substance satisfactory to the Lender Parties).

                           (xxi) A favorable opinion of (A) Thrailkill, Harris &
Wood, PLC, local counsel to the Lender Parties in Tennessee, in substantially the form of Exhibit I-2 hereto, and (B) Brown, Todd & Hayburn, local counsel to the Lender Parties in Kentucky, in substantially the form of Exhibit I-3 hereto, and, in either case, addressing such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xxii) A letter from Weil, Gotshal & Manges,  special
counsel for the Parent Guarantor and the Borrower, addressed to the Administrative Agent and each of the Lender Parties and otherwise in form and substance reasonably satisfactory to the Administrative Agent, stating that the Administrative Agent and each such Lender Party may rely upon the favorable opinion of such counsel being delivered in connection with the issuance and sale of the Subordinated Notes, together with a copy of such opinion (which shall be in form and substance satisfactory to the Lender Parties).

                           (xxiii) A favorable  opinion of Pennie & Edmonds LLP,
intellectual property counsel to the Lender Parties, in substantially the form of Exhibit I-4 hereto, and addressing such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xxiv) A  favorable  opinion of  Shearman & Sterling,
counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                  SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Working Capital Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the Initial Extension of Credit), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance of a Letter of Credit hereunder) or to renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing, issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or

Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance or renewal of such Letter of Credit, as the case may be, shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing, issuance or renewal such statements are true):

         (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing, issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, issuance or renewal, in which case as of such specific date;

         (ii) no event has occurred and is continuing, or would result from such Borrowing, issuance or renewal or from the application of the proceeds, if any, therefrom, that constitutes a Default; and

         (iii) for each Working Capital Advance or Swing Line Advance made by the Swing Line Bank or issuance or renewal of any Letter of Credit, the aggregate Loan Values of all Eligible Collateral exceeds the aggregate principal amount of (A) the Working Capital Advances, the Swing Line Advances and Letter of Credit Advances to be outstanding plus (B) the aggregate Available Amount of all Letters of Credit to be outstanding, after giving effect to such Advance, issuance or renewal, respectively; and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request.

                  SECTION 3.03. Additional Conditions to Each Acquisition Borrowing. The obligation of each Acquisition Lender to make an Acquisition Advance on the occasion of each Acquisition Borrowing is, in addition to the conditions set forth in Section 3.02, subject to the satisfaction of the following conditions precedent that on the date of such Borrowing:

         (a) the Administrative Agent shall have received a certificate of the Borrower, signed by its president or chief financial officer (or person performing similar functions) and dated the date of the Notice of Borrowing with respect to the proposed Acquisition Borrowing, setting forth in reasonable detail the proposed use of the proceeds of such Acquisition Borrowing;

         (b) the Administrative Agent shall have received a certificate of the chief financial officer (or person performing similar functions) or the president of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that after giving effect to such Acquisition Borrowing, (i) the Borrower is Solvent and (ii) the Borrower is in compliance with Section 5.02(e)(viii) (together with a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance therewith); and

         (c) the Administrative Agent shall have received on or before the day of such Acquisition Borrowing evidence that all actions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Collateral Documents has been taken.

                  SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto, and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Parent Guarantor and the Borrower. Each of the Parent Guarantor and the Borrower represents and warrants as follows:

         (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrower and Parent Guarantor has been validly issued, is fully paid and non-assessable and is owned by the Parent Guarantor, in the case of the Borrower, and by the Persons listed on Schedule II hereto in the amounts specified on Schedule II hereto, in the case of the Parent Guarantor, free and clear of all Liens, except those created under the Collateral Documents.

         (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents or as disclosed in such Schedule. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the Recapitalization and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

         (d) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the Recapitalization or the other transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d), all those set forth on Part A of Schedule 4.01(d) of which have been duly obtained, taken, given or made and are in full force and effect or will be duly obtained, taken, given or made in accordance with the terms of such Schedule and, thereafter, will be in full force and effect. All applicable waiting periods in connection with the Recapitalization and the other transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Recapitalization or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

         (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

         (f) The Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at February 28, 1997, and the related Consolidated statements of income and cash flows of the Parent Guarantor and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants of the Parent Guarantor, and the interim Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at October 4, 1997, and the related Consolidated statements of income and cash flows of the Parent Guarantor and its Subsidiaries for the seven months then ended, duly certified by the chief financial officer (or person performing similar functions) of the Parent Guarantor, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at October 4, 1997, and said statements of income and cash flows for the seven months then ended, to normal year-end audit adjustments, the Consolidated financial condition of the Parent Guarantor and its Subsidiaries as at such dates and the Consolidated results of the operations of the Parent Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since February 28, 1997, there has been no Material Adverse Change.

         (g) The pro forma Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at October 4, 1997, and the related pro forma Consolidated statements of income and cash flows of the Parent Guarantor and its Subsidiaries for the seven months then ended, duly certified by the chief financial officer (or person performing similar functions) of the Parent
Guarantor, copies of which have been furnished to each Lender Party, fairly present the pro forma Consolidated financial condition of the Parent Guarantor and its Subsidiaries as at such date and the pro forma Consolidated results of operations of the Parent Guarantor and its Subsidiaries for the period ended on such date, in each case giving effect to the Recapitalization and the other transactions contemplated hereby.

         (h) The projected Consolidated balance sheets, income statements and cash flows statements of the Parent Guarantor and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(j)(xii) or 5.03(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such projections, and represented, at the time of delivery, each of the Parent Guarantor's and the Borrower's best estimate of its future financial performance.

         (i) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances in which any such statements were made, not misleading.

         (j) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) is reasonably likely to have a Material Adverse Effect or
(ii) purports to affect the legality, validity or enforceability of the Recapitalization, this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby.

         (k) No proceeds of any Advance or drawings under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         (l) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or any drawing under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

         (m) Following application of the proceeds of each Advance or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(d) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender Party or any Affiliate of any Lender Party relating to Debt and within the scope of Section 6.01(e) will be Margin Stock.

         (n) Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

         (o) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

         (p) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90%, and there has been no material adverse change in the funding status of any such Plan since such date.

         (q) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan and, since the date of such Schedule B, there has been no material adverse change in such funding status.

         (r) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that could reasonably be expected to result in any material liability of any Loan Party or any ERISA Affiliates.

         (s) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

         (t) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

         (u) Except as set forth on Schedule 4.01(u), the operations and properties of each Loan Party and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits except for non-compliance that would not be reasonably likely to have a Material Adverse Effect, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs, and, to the knowledge of the Loan Parties after reasonable inquiry, no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

         (v) Except as set forth on Schedule 4.01(v), none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of the Loan Parties after reasonable inquiry, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of the Loan Parties after reasonable inquiry, is adjacent to any such property; to the knowledge of the Loan Parties after reasonable inquiry, there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries during the time such property was owned or operated by such Loan Party or Subsidiary; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries in a quantity or condition that would reasonably be likely to result in a Material Adverse Effect; and Hazardous Materials have not been released, discharged or disposed of on any property currently owned or operated by any Loan Party or any of its Subsidiaries, or on any property formerly owned or operated by any Loan Party or any of its Subsidiaries during the time such property was owned or operated by such Loan Party or Subsidiary, except releases, discharges or disposals that would not be reasonably likely to result in a Material Adverse Effect.

         (w) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries which have been disposed of have been done so in a manner not reasonably expected to result in a Material Adverse Effect.

         (x) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

         (y) The Collateral Documents create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

         (z) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all federal and state tax returns and all other material tax returns (local, foreign or otherwise) required to be filed and has paid all taxes, assessments, levies, fees and other charges shown thereon (or on any assessments received by any such Person or of which any such Person has been notified) to be due and payable, together with applicable interest and penalties, except for any such taxes, assessments, levies, fees and other charges the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which such Loan Party or such Subsidiary, as the case may be, has established appropriate and adequate reserves in accordance with GAAP.

         (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (each, an "Open Year").

         (bb) As of the date hereof, no issues have been raised by the Internal Revenue Service in any manner whatsoever, whether by proposed adjustment or otherwise, with respect to the federal income tax liability of the Loan Parties or any of their respective Subsidiaries and Affiliates for any Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

         (cc) As of the date hereof, no issues have been raised by any state, local or foreign taxing authority in any manner whatsoever, whether by proposed adjustment or otherwise, with respect to the state, local and foreign tax liability of the Loan Parties or any of their respective Subsidiaries and Affiliates. No issues have been raised by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

         (dd) No "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the federal income tax consolidated return regulations, has occurred with respect to the Parent Guarantor or the Borrower since December 1, 1992, except for the Recapitalization.

         (ee) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

         (ff)  Each  Loan  Party  is,   individually   and  together   with  its
Subsidiaries, Solvent.

         (gg) Set forth on Schedule 4.01(gg) hereto is a complete and accurate list of all Debt of the Parent Guarantor and its Subsidiaries in existence on the date of the Initial Extension of Credit (other than Surviving Debt), showing as of the date hereof the principal amount outstanding thereunder.

         (hh) Set forth on Schedule 4.01(hh) hereto is a complete and accurate list as of the date hereof of all Surviving Debt, showing, as of such date, each Loan Party and/or each of its Subsidiaries party thereto, the principal amount outstanding thereunder, the interest rate, if any, thereon, the scheduled maturity date thereof and the amortization schedule, if any, therefor.

         (ii) Set forth on Schedule 4.01(ii) hereto is a complete and accurate list as of the date hereof of all real property owned by any Loan Party or any of its Subsidiaries, showing, as of such date, the street address, county or other relevant jurisdiction, state and record owner thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

         (jj) Set forth on Schedule 4.01(jj) hereto is a complete and accurate list as of the date hereof of all leases of real property under which any Loan
Party or any of its Subsidiaries is the lessee, showing, as of such date, the street address, county or other relevant jurisdiction, state, lessor and lessee. Each such lease is, to the knowledge of such Loan Party, the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

         (kk) Set forth on Schedule 4.01(kk) hereto is a complete and accurate list as of the date hereof of all Investments (other than Investments in Cash Equivalents) held by any Loan Party or any of its Subsidiaries, showing, as of such date, the amount, obligor or issuer and maturity, if any, thereof.

         (ll) Set forth on Schedule 4.01(ll) hereto is a complete and accurate list as of the date hereof of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing, as of such date, the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

         (mm) All of the Subsidiaries of the Parent Guarantor constitute "Restricted Subsidiaries" (as defined in the indenture for the Subordinated Notes) for all purposes of the Subordinated Note Documents.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each of the Parent Guarantor and the Borrower will:

         (a)  Compliance  with  Laws,  Etc.  Comply,   and  cause  each  of  its
Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA.

         (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Parent Guarantor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and collection, execution, levy or foreclosure proceedings shall have been commenced with respect thereto.

         (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits material to its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with (but only to the extent required by) the requirements of all Environmental Laws; provided, however, that neither the Parent Guarantor nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained in accordance with GAAP with respect to such circumstances.

         (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent Guarantor or such Subsidiary operates.

         (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Parent Guarantor and its Subsidiaries may consummate any merger or consolidation otherwise permitted under Section 5.02(c); and provided further, however, that neither the Parent Guarantor nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the board of directors of the Parent Guarantor or such Subsidiary shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Parent Guarantor or such Subsidiary, as the case may be, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

         (f) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent Guarantor and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent Guarantor and any of its Subsidiaries with any of their officers or directors and with their independent public accountants; provided that, so long as no Default under Section 6.01(a) or 6.01(f) or Event of Default has occurred and is continuing, the Administrative Agent or such Lender Party shall give the Borrower prior notice of its discussions with such independent public accountants and the opportunity, at its option, to participate in such discussions.

         (g) Preparation of Environmental Reports. At the request of the Administrative Agent from time to time but in any event not more than once in any two-year period for any real property or any leasehold interest in real property of the Borrower or any of its Subsidiaries following:

         (i) the acquisition or proposed acquisition of such real property interest (whether fee or leasehold);

         (ii) the occurrence of any event or circumstance that causes the Administrative Agent or any of the Lender Parties to reasonably believe that Hazardous Materials may be present on such real property in any manner or quantity that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

         (iii) the occurrence and during the continuance of an Event of Default,

provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for each of the real properties of the Borrower or any of its Subsidiaries described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such real properties. Without limiting the generality of the immediately preceding sentence, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain, upon at least three Business Days' prior written notice to the Borrower, an environmental consulting firm to prepare such report at the reasonable expense of the Borrower, and the Borrower hereby grants, and agrees to cause each of its Subsidiaries that owns any of the real property described in such request to grant, at the time of such request, to the Administrative Agent, the Lender Parties, such firm and any agents or representatives thereof an irrevocable nonexclusive license, subject to the rights of tenants, to enter onto any such real property to undertake such an assessment.

         (h) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent Guarantor and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.
         (i) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (j) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to any such leases of which the Borrower or any such Subsidiary has knowledge and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

         (k) Performance of Related Documents. Perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as the Borrower is entitled to make under such Related Document.

         (l) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Parent Guarantor or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, other than so long as no Default under Section 5.04, 6.01(a) or 6.01(f) has occurred and is continuing, aggregate fees of up to $240,000 in any calendar year payable in accordance with the terms of the Management Agreements, as in effect on the date of this Agreement.

         (m) Conditions Subsequent to the Date of the Initial Extension of Credit. (i) As promptly as practicable after the date of the Initial Extension of Credit, furnish to the Administrative Agent, acknowledgment copies or stamped receipt copies of all of the Uniform Commercial Code termination statements or the equivalent thereof referred to in Section 3.01(j)(viii)(B) and of all of the Uniform Commercial Code financing statements or the equivalent thereof referred to in Sections 3.01(j)(viii)(C).

         (ii) As promptly as practicable and in any event on or prior to January 21, 1998, (A) establish and thereafter maintain, and cause each of its Subsidiaries party to (or required to be party to) any of the Collateral Documents, if any, to establish and thereafter maintain, one or more Blocked Accounts with NationsBank or one or more other banks selected by the Borrower or the applicable Subsidiary and reasonably acceptable to the Administrative Agent which have accepted the assignment of the Blocked Accounts maintained thereby to the Administrative Agent pursuant to the terms of the Security Agreement and the respective Blocked Account Letters referred to therein; and (B) on and after January 21, 1998, cause all of the proceeds of the Collateral (including, without limitation, all proceeds of Receivables) to be deposited directly into one of the Blocked Accounts.

         (n) Covenant to Give Security. Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, and at the expense of the Borrower, (i) within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Borrower and its Subsidiaries in detail satisfactory to the Administrative Agent, (ii) within 15 days after such request, duly execute and deliver to the Administrative Agent mortgages, pledges, assignments and other security agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the Borrower under the Loan Documents and constituting Liens on all such properties, (iii) within 30 days after such request, take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments and other security agreements delivered pursuant to this
Section 5.01(n), enforceable against all third parties in accordance with their terms, (iv) within 60 days after such request, deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent, of counsel for the Borrower acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii) above, as to such mortgages, pledges, assignments and other security agreements being legal, valid and binding obligations of the Borrower and its Subsidiaries, enforceable in accordance with their terms, and as to such other matters as the Administrative Agent may reasonably request, (v) as promptly as practicable after such request, deliver to the Administrative Agent Mortgage Policies as to each parcel of real property subject to such request and (vi) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem desirable in obtaining the full benefits of, or in preserving the Liens of, such security agreements.

         (o) Additional Loan Parties. Cause each newly organized or acquired Subsidiary of the Parent Guarantor (whether direct or indirect), prior to or concurrently with any Investment by any of the Loan Parties or any of their Subsidiaries therein:

         (i) to execute and deliver to the Administrative Agent, on behalf of the Secured Parties, (A) if such Subsidiary is a wholly owned U.S. Subsidiary or wholly owned Foreign Subsidiary (other than a Foreign Corporation) of one or more of the Loan Parties and their Subsidiaries, (1) a Security Agreement Supplement, an IP Security Agreement Supplement and/or, if necessary or in the reasonable opinion of the Administrative Agent desirable (and requested thereby) to properly create and perfect a lien and security interest in the capital stock (or other ownership or profit interests) in, or the property and assets of, such Subsidiary, one or more other mortgages, security agreements or pledge agreements (or other similar documents), in form and substance reasonably satisfactory to the Lender Parties, and (2) a guaranty, in substantially the form of Exhibit I hereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "Subsidiary Guaranty"), (B) if such Subsidiary is a Foreign Corporation or a non-wholly owned Subsidiary thereof, such documentation as may be necessary or in the reasonable opinion of the Administrative Agent desirable (and requested thereby) to properly create and perfect a lien and security interest in the capital stock (or other ownership or profit interests) in such Subsidiary as required under clause (iii) of this
Section 5.01(o) and (C) in each case, such other agreements, instruments, certificates or documents as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Lender Parties;

         (ii) if such Subsidiary is a wholly owned U.S. Subsidiary or wholly owned Foreign Subsidiary (other than a Foreign Corporation) of one or more of the Loan Parties and their Subsidiaries, such Subsidiary and the owners of all of the capital stock (or other ownership or profit interests) therein shall have taken or shall take all of the other actions that may be necessary or that the Administrative Agent may reasonably deem desirable in order (A) to perfect and protect any Liens granted under the Collateral Documents, the Security Agreement Supplement, the IP Security Agreement Supplement and, if applicable, the other mortgages, security agreements and pledge agreements referred to in clause (i) of this Section 5.01(o) and (B) to enable the Administrative Agent and the Lender Parties to exercise and enforce their rights and remedies under the Loan Documents;

         (iii) if such Subsidiary is a Foreign Corporation or a non-wholly owned Subsidiary thereof, such Subsidiary and each of the Loan Parties that owns any of the capital stock (or other ownership or profit interests) therein shall have taken or shall take all of the other actions that may be necessary or that the Administrative Agent may reasonably deem desirable and may request in order to perfect and protect any Liens granted or intended to be granted under the Collateral Documents in (A) if such Subsidiary is a Foreign Corporation, 66% of the capital stock (or other ownership or profit interests) in such Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) (the "Voting Equity Interests") (on a fully diluted basis) or, if less, all of the Voting Equity Interests in such Subsidiary owned by the Loan Parties, and all of the capital stock (or other ownership or profit interests) in such Subsidiary not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) now or hereafter owned by the Loan Parties; provided, however, that, if, as a result of any changes in the tax laws of the United States after the date of this Agreement, the pledge by any of the Loan Parties of any additional capital stock (or other ownership or profit interests) in such Foreign Corporation to the Administrative Agent, on behalf of itself and the other Secured Parties, would not result in an increase in the aggregate net consolidated tax liabilities of the Parent Guarantor and its Subsidiaries, then, promptly after the changes in such laws, all such additional capital stock (or other ownership or profit interests) therein shall be pledged to the Administrative Agent, on behalf of the Secured Parties, pursuant to the terms and conditions of the Collateral Documents and/or one or more additional pledge agreements (or other similar documents), in form and substance reasonably acceptable to the Lenders and (B) if such Subsidiary is a non-wholly owned Subsidiary of one or more of the Loan Parties, all of the capital stock (or other ownership or profit interests) therein owned by one or more of the Loan Parties; and

         (iv) upon the reasonable request of the Administrative Agent, signed copies of one or more favorable opinions of special and appropriate local and/or foreign counsel for such Subsidiary and, if appropriate, counsel for each of the owners of the capital stock (or other ownership or profit interests) therein as the Administrative Agent shall reasonably request, addressed to the Administrative Agent, on behalf of the Secured Parties, and reasonably acceptable to the Administrative Agent and each of the other Secured Parties, as to the Subsidiary Guaranty, the Security Agreement Supplement, the IP Security Agreement Supplement, the mortgages, the security agreements and/or the pledge agreements (or other similar documents) referred to in clause (i) of this
Section 5.01(o) being the legal, valid and binding obligations of such Subsidiary or such owners of the capital stock (or other ownership or profit interests) therein, as the case may be, enforceable against such Subsidiary or each such owner in accordance with their respective terms, as to the creation, perfection and priority of the liens and security interests created or purported to be created therein and as such other matters as the Administrative Agent, or any of the Lender Parties through the Administrative Agent, may reasonably request.

                  SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, neither the Parent Guarantor nor the Borrower will, at any time:

         (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code (or any similar law) of any jurisdiction, a financing statement (or the equivalent thereof) that names the Parent Guarantor or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file any such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                           (i)      Liens created under the Loan Documents;

                           (ii)     Permitted Liens;

                           (iii)   in  the   case  of  the   Borrower   and  its
Subsidiaries, Liens existing on the date hereof and described on Schedule 5.02(a)(iii) hereto;

                           (iv) purchase money Liens upon or in real property or
equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price of such real property or equipment), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the real property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any real property or equipment not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause
(iv) shall not exceed the amount permitted under Section 5.02(b)(iv)(B) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

                           (v) Liens  arising  in  connection  with  Capitalized
Leases permitted under Section 5.02(b)(iv)(C) and not otherwise prohibited by the terms of the Loan Documents; provided that no such Lien shall extend to or cover any property or assets other than the property and assets subject to such Capitalized Leases;

                           (vi) Liens upon any of the property and assets (other
than any capital stock (or other ownership or profit interests) in any Person) existing at the time such property or asset is purchased or otherwise acquired by the Parent Guarantor or any of its Subsidiaries; provided that any such Lien was not created in contemplation of such purchase or other acquisition and does not extend to or cover any property or assets other than the property or asset being so purchased or otherwise acquired; and provided further that any Debt or other Obligations secured by such Liens shall otherwise be expressly permitted under Section 5.02(b)(iv)(E) and shall not otherwise be prohibited under the terms of the Loan Documents; and

                           (vii)  Liens  upon  any of the  property  and  assets
(other than any capital stock (or other ownership or profit interests) in any Person) of a Person and its Subsidiaries existing at the time such Person is merged into or consolidated with any of the Subsidiaries of the Parent Guarantor, or becomes a Subsidiary of the Parent Guarantor, in accordance with the terms of the Loan Documents; provided that such Lien was not created in contemplation of such merger, consolidation or acquisition and does not extend to or cover any property or assets other than property and assets of the Person and its Subsidiaries being so merged into or consolidated with such Subsidiary or being acquired by the Parent Guarantor or such Subsidiary, as the case may be; and provided further that any Debt or other Obligations secured by such Lien shall otherwise be expressly permitted under
Section 5.02(b)(iv)(E) and shall not otherwise be prohibited under the terms of the Loan Documents.

         (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, directly or indirectly, any Debt other than:

                           (i) in the case of the Parent Guarantor,

                                    (A) Debt under the Loan Documents,
                                    (B) Debt  evidenced by the Parent  Guarantor
Preferred Stock,
                                    (C) the guarantee of the Subordinated Notes,
as in effect on the date of this Agreement,
                                    (D) Debt  evidenced  by the Junior  Exchange
Notes, and

                                    (E) unsecured Debt to one or more sellers of
property and assets acquired by the Borrower or any of its Subsidiaries pursuant to Section 5.02(e)(viii) in an aggregate principal amount not to exceed $2,500,000 at any time outstanding, provided that, with respect to any such Debt issued or incurred pursuant to this subclause (i)(E), (v) such Debt shall have a stated maturity or redemption date that is at least one year after the scheduled Term B Termination Date, (w) such Debt shall not be guaranteed or otherwise supported by any of the other Loan Parties or any of their respective Subsidiaries, (x) such Debt shall be subordinated to all of the Obligations of the Parent Guarantor under or in respect of the Loan Documents to at least the same extent as the Junior Exchange Notes, (y) the other terms and conditions of such Debt (and of any agreement entered into and of any instrument issued in connection therewith) shall be no less favorable to the Parent Guarantor or any of its Subsidiaries or to the Administrative Agent and Lender Parties than the terms of the Loan Documents and (z) immediately before and immediately after giving pro forma effect to such Debt, no Default shall have occurred and be continuing;

                           (ii)     in the case of the Borrower,

                                    (A) Debt under the Subordinated  Notes in an
aggregate principal amount not to exceed $130,000,000; provided, however, that the terms and conditions of any Subordinated Note Documents entered into after the Initial Extension of Credit shall be reasonably satisfactory to the Required Lenders, and

                                    (B) Debt in respect of  interest  rate Hedge
Agreements entered into from time to time by the Borrower with counterparties that are Lender Parties or Affiliates of any of the Lender

Parties at the time any such interest rate Hedge Agreement is entered into in an aggregate notional amount not to exceed (A) 50% of the aggregate Commitments under the Term Facilities at the time any such interest rate Hedge Agreement is entered into less (B) the aggregate notional amount of all interest rate Hedge Agreements that constitute Investments made under Section 5.02(e)(v) at such time, provided that all such interest rate Hedge Agreements shall be nonspeculative in nature (including, without limitation, with respect to the term and purpose thereof);

                           (iii) Debt owed to the Borrower by any  Subsidiary of
the Borrower or Debt owed to a wholly owned U.S. Subsidiary of the Borrower by the Borrower or any of its Subsidiaries, provided that any such Debt shall be
(A) evidenced by a promissory note, (B) pledged to the Administrative Agent, on behalf of the Secured Parties, pursuant to the terms of the Security Agreement,
(C) subject to the applicable requirements of Section 5.02(e) and (D) in the case of any such Debt owed by the Borrower, subordinated to all of the Obligations of the Borrower under or in respect of the Loan Documents on terms reasonably satisfactory to the Lender Parties; and

                           (iv)  in the  case  of the  Borrower  and  any of its
Subsidiaries,

                                    (A) Debt under the Loan Documents,

                                    (B)  Debt  secured  by  Liens  permitted  by
Section 5.02(a)(iv) in an aggregate principal amount not to exceed, when aggregated with the principal amount of all Debt incurred under subclauses
(iv)(C) and (iv)(E) of this Section 5.02(b), $7,500,000 at any time outstanding,

                                    (C)  Capitalized   Leases  in  an  aggregate
principal amount not to exceed, when aggregated with the principal amount of all Debt incurred under subclauses (iv)(B) and (iv)(E) of this Section 5.02(b), $7,500,000 at any time outstanding,

                                    (D)     the Surviving Debt,

                                    (E)  Debt  existing  at the  time  that  any
property or asset is purchased or otherwise acquired by the Borrower or any of its Subsidiaries and secured solely by such property or asset, or that any Person (other than Parent Guarantor or any of its Subsidiaries) is merged into or consolidated with any of the Subsidiaries of the Parent Guarantor, or becomes a Subsidiary of the Parent Guarantor, in accordance with the terms of the Loan Documents, in an aggregate principal amount not to exceed the lesser of (1) the amount of the aggregate Unused Acquisition Commitments at the time any such Debt is incurred and (2) when aggregated with the principal amount of all Debt incurred under subclauses (iv)(B) and (iv)(C) of this Section 5.02(b), $7,500,000, provided that (x) no such Debt shall be incurred in contemplation of any such purchase or other acquisition or any such merger, consolidation or acquisition and (y) immediately before and immediately after giving pro forma effect to such Debt, no Default shall have occurred and be continuing,

                                    (F) unsecured  Debt not otherwise  permitted
under this Section 5.02(b) incurred in the ordinary course of business and in an aggregate amount not to exceed $5,000,000 at any time outstanding,

                                    (G)  unsecured  Debt in respect of financing
provided to the Borrower by its insurance brokers solely for the purpose of funding the insurance premiums of the Borrower and its Subsidiaries, provided, however, that the aggregate amount of such Debt at any time outstanding shall not exceed the amount of insurance premiums refundable upon termination of any insurance premiums so financed,

                                    (H)   guarantees   by   the   wholly   owned
Subsidiaries of the Borrower of the Subordinated Notes, so long as (1) each such Subsidiary is party to a Subsidiary Guaranty at or prior to the date on which it enters into such guarantee and (2) the Obligations of such Subsidiary under such guarantee are subordinated to the Obligations of such Subsidiary under the applicable Subsidiary Guaranty to at least the same extent as the Obligations of the Borrower under the Subordinated Note Documents are subordinated to the Obligations of the Borrower under the Loan Documents, and

                                    (I)  indorsement  of negotiable  instruments
for deposit or collection or similar transactions in the ordinary course of business.

         (c) Merger, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower and immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

         (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                  (i) in the case of the Borrower and its Subsidiaries, sales of Inventory, and the licensing of patents and trademarks of the Borrower and its Subsidiaries to manufacturers of their Inventory, in each case in the ordinary course of its business;

                  (ii) in the case of the Borrower and its Subsidiaries, sales or other disposals of obsolete or worn-out equipment or other assets in the ordinary course of business;

                  (iii) in the case of the Borrower and its Subsidiaries, in a transaction otherwise permitted under Section 5.02(c);

                  (iv) sales of assets by the Borrower or any of its Subsidiaries for cash and for fair value in an aggregate amount not to exceed $2,500,000 in any Fiscal Year, provided that the Borrower shall, on the third Business Day following the date of the receipt by the Borrower or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(ii), and provided further that immediately before and immediately after giving pro forma effect to any such sale, no Default shall have occurred and be continuing; and

                  (v) sales or other transfers of assets from the Borrower or any of its Subsidiaries to the Borrower or a wholly owned domestic Subsidiary of the Borrower, provided that, prior to such sale or other transfer, such wholly owned domestic Subsidiary shall be or shall become a party to the Security Agreement and shall have executed and delivered to the Administrative Agent a Subsidiary Guaranty.

         (e) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                  (i) Investments by the Parent Guarantor in the Borrower;

                  (ii)   Investments  by  the  Borrower  and  its   Subsidiaries
outstanding on the date hereof and described on Schedule 4.01(kk) hereto;

                  (iii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $100,000 at any time outstanding;

                  (iv) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

                  (v) in the case of the Borrower, Investments in respect of interest rate Hedge Agreements entered into from time to time by the Borrower with one or more counterparties that are Lender Parties or Affiliates of any of the Lender Parties at the time any such interest rate Hedge Agreement is entered into in an aggregate notional amount not to exceed (A) 50% of the aggregate Commitments under the Term Facilities at the time any such interest rate Hedge Agreement is entered into less (B) the aggregate notional amount of any interest rate Hedge Agreements that constitute Debt incurred under Section 5.02(b)(ii)(B) at such time; provided that all such interest rate Hedge Agreements shall be nonspeculative in nature (including, without limitation, with respect to the term and purpose thereof);

                  (vi) Investments by (A) the Borrower in any of its wholly owned U.S. Subsidiaries, (B) any of the wholly owned U.S. Subsidiaries of the Borrower in the Borrower or any other wholly owned U.S. Subsidiary of the Borrower or (C) the Borrower or any of its wholly owned U.S. Subsidiaries in one or more non-wholly owned U.S. Subsidiaries of the

Borrower or Foreign Subsidiaries in an aggregate amount for all such Investments not to exceed $1,000,000 at any time;

                  (vii) Investments by the Borrower or any of its Subsidiaries in their respective customers or suppliers in an aggregate amount for all such Investments not to exceed $1,000,000 at any time;

                  (viii) Investments by the Borrower and its wholly owned U.S. Subsidiaries in one or more newly acquired or created wholly owned U.S.
Subsidiaries thereof with the proceeds of the Acquisition Advances or capital contributions made by, or the proceeds received from issuance and sale of additional Parent Guarantor Stock to, one or more of the Equity Investors, provided that, with respect to any such Investment made pursuant to this clause
(viii):

                           (1) any such newly  acquired or created  wholly owned
U.S. Subsidiary of the Borrower shall comply with all of the applicable requirements of Section 5.01(o);

                           (2) any business  acquired or invested in shall be in
the specialty tool business, the home heating and cooling products business, the home security products business, the shed manufacturing business and/or the home comfort products business;

                           (3) such newly  acquired or created wholly owned U.S.
Subsidiary of the Borrower shall not have any material contingent liabilities (as determined in good faith by the board of directors of the Borrower); and

                           (4) (x) immediately before and after giving pro forma
effect to such Investment,  no Default shall have occurred and be continuing and
(y) immediately after giving effect to such Investment, the Parent Guarantor and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined after giving effect to all pro forma cost savings of the Parent Guarantor and its Subsidiaries to be recognized as a result of such Investment and on the basis of the Consolidated financial statements of the Parent Guarantor and its Subsidiaries most recently delivered to the Lender Parties pursuant to Section 5.03(c) or 5.03(d) as though such Investment had been made as of the beginning of the fiscal period covered thereby, and all of the requirements set forth in this subclause (4) shall be certified by the chief financial officer (or person performing similar functions) of the Borrower in a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and delivered to the Administrative Agent, on behalf of the Lender Parties, prior to making such Investment; and

         (ix) the acceptance of promissory notes received as payment, in whole or in part, of the purchase price of shares of the Parent Guarantor Common Stock sold to officers, directors and employees of the Parent Guarantor and its Subsidiaries pursuant to Section 5.02(f)((i)(B) in an aggregate principal amount not to exceed $500,000 at any time.

         (f) Dividends, Etc. Declare or pay any dividends, or purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Parent Guarantor or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clauses
(i) through (iii) below or would result therefrom,  (i) the Parent Guarantor may
(A) declare and pay dividends and distributions payable only in Parent Guarantor Common Stock, (B) issue and sell shares of the Parent Guarantor Common Stock to officers, directors and employees of the Parent Guarantor and its Subsidiaries so long as (1) the gross proceeds received from any such issuance and sale are at least equal to the fair market value of the shares being so issued and sold, determined at the time of such issuance and sale, (2) all of the consideration received from any such issuance and sale shall be in cash or in promissory notes otherwise permitted to be accepted under Section 5.02(e)(ix), (3) such issuance and sale would not result in a Change of Control and (4) the Borrower shall, on the date of receipt of the Net Cash Proceeds from any such issuance and sale, prepay the Advances pursuant to, and in the order or priority set forth in,
Section 2.06(b)(ii), (C) issue and sell additional shares of the Parent Guarantor Stock so long as (1) the gross proceeds received from any such issuance and sale are at least equal to the fair market value of the shares being so issued and sold, determined at the time of such issuance and sale, (2) all of the consideration received from any such issuance and sale shall be in cash, (3) such issuance and sale would not result in a Change of Control and (4) the Borrower shall, on the date of receipt of the Net Cash Proceeds from any such issuance and sale, prepay the Advances pursuant to, and in the order or priority set forth in, Section 2.06(b)(ii) and (D) repurchase shares of Parent Guarantor Common Stock from its employees and former employees in an aggregate amount not to exceed $500,000 in any Fiscal Year and (ii) the Borrower may declare and pay dividends and distributions to the Parent Guarantor (A) in order to permit the consummation of the Recapitalization, (B) to permit the repurchase of shares referred to in the foregoing subclause (i)(C) in an aggregate amount not to exceed $500,000 in any Fiscal Year and (C) for operating expenses in any aggregate amount not to exceed $100,000 in any Fiscal Year and (iii) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower and (B) declare and pay cash dividends to any other wholly owned Subsidiary of the Borrower of which it is a Subsidiary.

         (g) Change in Nature of Business. (i) In the case of the Parent Guarantor, engage in any business or activity other than (A) holding the capital stock of the Borrower and (B) entering into, and performing its obligations under, the Loan Documents and the Related Documents and

(ii) in the case of the Borrower and its Subsidiaries, engage in, or permit any of its Subsidiaries to engage in, any business other than the specialty tool business, the home heating and cooling products business, the home security products business, the shed manufacturing business and/or the home comfort products business.

         (h) Charter Amendments. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws.

         (i)  Accounting  Changes.   Make  or  permit,  or  permit  any  of  its
Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles or (ii) Fiscal Year.

         (j) Prepayments, Etc. of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (A) the prepayment of the Advances in accordance with the terms of this Agreement,
(B) so long as no Default shall have occurred and be continuing or shall occur as a result thereof, the prepayment, redemption, purchase, defeasance or other satisfaction of Debt of any Person existing at the time such Person is being acquired by the Borrower or any of its Subsidiaries to the extent that such prepayment, redemption, purchase, defeasance or other satisfaction is required by the terms of such Debt; provided that the acquisition of such Person is otherwise expressly permitted under the terms of the Loan Documents, and (C) so long as no Default shall have occurred and be continuing or shall occur as a result thereof, any regularly scheduled or required repayments or redemptions of Surviving Debt; (ii) amend, modify or change in any manner any term or condition of any Surviving Debt; or (iii) permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

         (k) Amendment, Etc. of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document, in any such case, that would be materially more onerous to the Parent Guarantor or the Borrower thereunder or that would impair the rights or interests of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

         (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties, (ii) in connection with the Debt outstanding under the Subordinated Note Documents and (iii) any Debt outstanding on the date any Person first becomes a Subsidiary of the

Borrower; provided that such agreement was not created in contemplation of the acquisition of such Person and does not extend to or cover any property or assets other than property and assets of the Person becoming such Subsidiary.

         (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

         (n) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts) except for (i) the interest rate Hedge Agreement existing on the date of this Agreement and set forth on Schedule 4.01(kk) hereto and (ii) interest rate Hedge Agreements permitted under Section 5.02(b)(ii)(B) or 5.02(e)(v).

         (o) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any Fiscal Year set forth below to exceed the sum of (i) the amount of Excess Cash Flow for the immediately preceding Fiscal Year not required to be applied to the prepayment of Advances under Section 2.06(b)(i) and (ii) the amount set forth below for such Fiscal Year.

         Fiscal Year Ending In                     Amount
         ---------------------                     ------

                   1999                         $4,000,000
                   2000                          4,000,000
                   2001                          4,000,000
                   2002                          4,000,000
                   2003                          4,000,000
                   2004                          4,000,000


In addition to the amounts set forth in clauses (i) and (ii) above, if, at the end of any Fiscal Year set forth above, the amount specified above for such Fiscal Year exceeds the amount of Capital Expenditures made by the Borrower and its Subsidiaries during such Fiscal Year (the amount of such excess being the "Excess Amount"), the Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the succeeding Fiscal Year in an amount equal to the lesser of (i) the Excess Amount and (ii) the amount specified in clause
(ii) above for such prior Fiscal Year.

                  SECTION 5.03. Reporting Requirements. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any

Commitment hereunder, the Parent Guarantor and/or Borrower will furnish to the Lender Parties:

         (a) Default Notice. As soon as possible and in any event within two Business Days after any Loan Party or any senior officer thereof has knowledge of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer (or person performing similar functions) of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

         (b) Monthly Financials. As soon as available and in any event within 30 days after the end of each month, a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such month, and Consolidated statements of income and cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month, and Consolidated statements and cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month of the immediately preceding Fiscal Year, all in reasonable detail and duly certified by the chief financial officer (or person performing similar functions) of the Parent Guarantor.

         (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such quarter, and Consolidated statements of income and cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous quarter and ending with the end of such quarter, and Consolidated statements of income cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the immediately preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the chief financial officer (or person performing similar functions) of the Parent Guarantor as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor or the Borrower, as the case may be, has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor and the Borrower in determining compliance with the covenants contained in Sections 5.02(o) and 5.04, provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.02(o) and/or 5.04, a statement of reconciliation conforming such financial statements to GAAP.

         (d) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent Guarantor and its Subsidiaries, including therein a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Ernst & Young LLP or other independent public accountants of recognized national standing or otherwise acceptable to the Required Lenders, together with (i) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.02(o) and 5.04, provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.02(o) or 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the chief financial officer (or person performing similar functions) of the Parent Guarantor stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor or the Borrower, as the case may be, has taken and proposes to take with respect thereto.

         (e) Annual Projections. As soon as available and in any event no later than 30 days after the end of each Fiscal Year, projections prepared by management of the Parent Guarantor, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year then ended and on an annual basis for each Fiscal Year thereafter until the Term B Termination Date.

         (f) ERISA Events and ERISA Reports. Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer (or person performing similar functions) of the Parent Guarantor or Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

         (g) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

         (h) Actuarial Reports. Promptly upon receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% or the unfunded current liability of which exceeds $5,000,000.

         (i) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii) above.

         (j) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 3.01(h).

         (k) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its public stockholders, copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, and copies of all private placement or offering memoranda pursuant to which securities of any Loan Party or any of its Subsidiaries that are exempt from registration under the Securities Act are proposed to be issued and sold thereby.

         (l) Creditor Reports. Promptly after the furnishing or receipt thereof, copies of any statement or report furnished to or received by any other holder of the securities of any Loan Party or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement with amounts outstanding or having commitments to extend credit in an aggregate principal amount of at least $1,000,000 (including, without limitation, any amendments, waivers or consents given or requested in respect thereof, any notices of default, acceleration or redemption delivered thereunder, any designations of Subsidiaries thereof as "Unrestricted Subsidiaries" or the equivalent thereof under the terms thereof, and any compliance certificates or fairness opinions delivered in connection therewith) and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

         (m) Agreement Notices. Promptly upon the furnishing or receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document related to any breach or default by any party thereto or any other event that could reasonably be expected to have a Material Adverse Effect, and copies of any amendment, modification or waiver of any provision of any Related Document and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request.

         (n) Revenue Agent Reports. Within 10 days after receipt thereof, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the

Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Parent Guarantor or the Borrower is a member aggregating $2,500,000 or more.

         (o) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any non-compliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to
(i) have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

         (p) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(ii) and 4.01(jj) hereto, including an identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner and book value thereof, and in the case of leases of property, lessor and lessee thereof) of all real property acquired or leased by the Borrower or any of its Subsidiaries during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

         (q) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as any Lender Party (through the Administrative Agent) may reasonably specify.

         (r) Borrowing Base Certificate. As soon as available and in any event within 15 days after the end of each fiscal month, a Borrowing Base Certificate, as at the end of the previous month (or the previous week, if furnished more often than monthly), certified by the chief financial officer (or person performing similar functions) of the Borrower; provided, however, that for the months of June, July, August and September in each year, a Borrowing Base Certificate may be delivered on a weekly basis.

         (s) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party (through the Administrative Agent) may from time to time reasonably request.

                  SECTION 5.04. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent Guarantor will:

         (a) Total Leverage Ratio. Maintain a Total Leverage Ratio as of the last day of each Measurement Period of not more than the amount set forth below for each Measurement Period set forth below:


Measurement Period
Ending In                               Ratio
---------                               -----

February 1998                          6.25:1

May 1998                               6.25:1
August 1998                            6.25:1
November 1998                          6.25:1
February 1999                          6.00:1

May 1999                               5.85:1
August 1999                            5.85:1
November 1999                          5.85:1
February 2000                          5.25:1

May 2000                               5.25:1
August 2000                            5.25:1
November 2000                          5.25:1
February 2001                          4.50:1

May 2001                               4.50:1
August 2001                            4.50:1
November 2001                          4.50:1
February 2002 and                      4.25:1
thereafter

         (b) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio as of the last day of each Measurement Period of not less than the amount set forth below for each Measurement Period set forth below:


Measurement Period
Ending In                               Ratio
---------                               -----

February 1998                          1.25:1

May 1998                               1.25:1
August 1998                            1.25:1
November 1998                          1.25:1
February 1999                          1.25:1

May 1999                               1.25:1
August 1999                            1.25:1
November 1999                          1.25:1
February 2000                          1.25:1

May 2000 and                           1.30:1
thereafter

         (c) Interest Coverage Ratio. Maintain an Interest Coverage Ratio as of the last day of each Measurement Period of not less than the amount set forth below for each Measurement Period set forth below:


Measurement Period
Ending In                               Ratio

February 1998                          1.75:1

May 1998                               1.75:1
August 1998                            1.75:1
November 1998                          1.75:1
February 1999                          1.75:1

May 1999                               1.85:1
August 1999                            1.85:1
November 1999                          2.00:1
February 2000                          2.00:1

May 2000                               2.25:1
August 2000                            2.25:1
November 2000 and                      2.50:1
thereafter


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

         (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

         (c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), 5.01(f), 5.01(g), 5.01(l), 5.01(m), 5.01(n) or 5.01(o), 5.02, 5.03 or 5.04; or

         (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days; or

         (e) (i) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of one or more items of Debt of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount of at least $3,500,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Debt; or
(ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Debt of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount of at least $3,500,000, and such other event or condition shall continue after the applicable grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or (iii) one or more items of Debt of the Loan Parties and their Subsidiaries (excluding Debt outstanding hereunder) that is outstanding in an aggregate principal or notional amount of at least $3,500,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (f) any Loan Party or any of the Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of the Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of the Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

         (g) one or more judgments or orders for the payment of money in excess of $3,500,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 15 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) one or more nonmonetary judgments or orders shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(o) shall for any reason cease to be valid and binding on or enforceable against any Loan Party intended to be a party to it, or any such Loan Party shall so state in writing; or

         (j) any Collateral  Document after delivery thereof pursuant to Section
3.01 or 5.01(o) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

         (k) (i) the Childs Investors shall at any time for any reason cease to be the record and beneficial owner of the number of shares of Voting Stock representing at least 40% of the combined voting power of all of the Voting Stock of the Parent Guarantor (on a fully diluted basis); (ii) any "person" or "group" (each as used in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of (A) Voting Stock in the Parent Guarantor (including through securities convertible into or exchangeable for such Voting Stock) representing a percentage of the combined voting power of all of the Voting Stock in the Parent Guarantor (on a fully diluted basis) that is equal to or greater than the percentage of such combined voting power legally and beneficially owned by the Childs Investors (on a fully diluted basis) or (B) shares of capital stock (or other ownership or profit interests) in the Parent Guarantor representing a percentage of the capital stock (or other ownership or profit interests) in the Parent Guarantor (on a fully diluted basis) outstanding at such time that is equal to or greater than the aggregate shares of capital stock (or other ownership or profit interests) in the Parent Guarantor legally and beneficially owned by the Childs Investors (on a fully diluted basis) at such time; (iii) any Person or two or more Persons acting in concert other than the Childs Investors shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent Guarantor; (iv) (A) Childs shall cease to have the ability to appoint at least one-half of the members of the board of directors of the Parent Guarantor or (ii) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than Childs shall otherwise acquire the ability, directly or indirectly, to elect a majority of the board of directors of the Parent Guarantor; or (v) with respect to any pledge or other security agreement covering all or any portion of the shares of capital stock of (or other ownership or profit interests in) the Parent Guarantor that are owned beneficially and of record by any of the Equity Investors or their nominees (other than up to 40% of the issued and outstanding capital stock of (or other ownership or profit interests in) the Parent Guarantor (on a fully diluted basis)), any secured party or pledgee thereunder shall become the holder of record of any such shares (except in the case of a registration of the pledge of such shares (or other interests) to such secured party or pledgee solely in its capacity as a pledgee) or shall receive dividends or other cash or cash equivalent distributions (including, without limitation, stock repurchases) in respect thereof, or shall proceed to exercise voting or other consensual rights in respect thereof (whether by proxy, voting or other similar arrangement or otherwise), or shall otherwise commence to realize upon such shares (or other interests); or

         (l) the Parent Guarantor shall fail to own 100% of the capital stock of the Borrower; or

         (m) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $3,500,000; or

         (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $3,500,000 or requires payments exceeding $1,000,000 per annum; or

         (o) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Appropriate Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the

Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                                   ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent, its affiliates and its or its affiliates' directors, officers, agents or employees shall not have any duties or responsibilities, except those expressly set forth in this

Agreement and shall not be a trustee or fiduciary for any Lender Party. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any Loan Document or applicable law or unless the Administrative Agent shall first be indemnified to its satisfaction by the Lender Parties against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking any such action. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and a potential Hedge Bank) hereby agrees that none of the Agents other than the Administrative Agent shall have any duties under this Agreement. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Parent Guarantor or the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Administrative Agent's Reliance, Etc. None of the Administrative Agent, its affiliates, nor any of its or its affiliates' directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:
(a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with and rely upon legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any recitals, statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; (g) shall be entitled to rely upon any certification, notice, instrument, writing or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper

Person or Persons; and (h) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. NationsBank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, NationsBank shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include NationsBank in its individual capacity. NationsBank (and any successor acting as Administrative Agent) and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, accept fees and other consideration from, and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if NationsBank were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

                  SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lender Parties by the Administrative Agent hereunder, none of the Agents shall have any duty or responsibility to provide any Lender Party with any credit or other information concerning the affairs, financial condition or business of any Loan Party or any of its Subsidiaries or Affiliates that may come into the possession of such Agent or any of its affiliates.

                  SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (including any of the foregoing arising from the negligence of the Administrative Agent) (collectively, the "Lender/Agent Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. In the case of any claim, investigation, litigation or proceeding giving rise to any Lender/Agent Indemnified Costs, the indemnification provided by the Lender Parties under this Section 7.05(a) shall apply whether or not any such claim, investigation, litigation or proceeding is brought by the Administrative Agent, any of the other Agents, any of the other Lender Parties or a third party. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused portions of their respective Acquisition Commitments, Term A Commitments and Term B Commitments at such time and (d) their respective Unused Working Capital Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to the Administrative Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents (including any of the foregoing arising from the negligence of the Issuing Bank) (collectively, the "Lender/Issuing Bank Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. In the case of any claim, investigation, litigation or proceeding giving rise to any Lender/Issuing Bank Indemnified Costs, the indemnification provided by the Lender Parties under this Section 7.05(b) shall apply whether or not any such claim, investigation, litigation or proceeding is brought by the Administrative Agent, any of the other Agents, any of the other Lender Parties or a third party. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time,
(c) the Unused Acquisition Commitment, Term A Commitments and Term B Commitments at such time plus (d) their respective Unused Working Capital Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(b) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Issuing Bank for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $250,000,000.

Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.

                  SECTION 7.07. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received written notice from a Lender Party or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a Notice of Default, the Administrative Agent shall give prompt notice thereof to the Lender Parties. The Administrative Agent shall (subject to Article VI) take such action with respect to such Default as shall reasonably be directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lender Parties.

                                  ARTICLE VIII

                                 PARENT GUARANTY

                  SECTION   8.01.   Parent   Guaranty.   The  Parent   Guarantor
unconditionally and irrevocably guarantees (the undertaking by the Parent Guarantor under this Article VIII being the "Parent Guaranty") the punctual payment when due, whether at scheduled maturity or at a date fixed for prepayment or by acceleration, demand or otherwise, of all of the Obligations of each of the other Loan Parties now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses
(including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any of the other Secured Parties in enforcing any rights under this Parent Guaranty. Without limiting the generality of the foregoing, the Parent Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any of the other Loan Parties to the Administrative Agent or any of the other Secured Parties under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  SECTION 8.02. Guaranty Absolute. The Parent Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of the Parent Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Parent Guarantor to enforce this Parent Guaranty, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of the Parent Guarantor under this Parent Guaranty shall be absolute, unconditional and irrevocable irrespective of, and the Parent Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

         (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

         (c) any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guaranty, for all or any of the Guaranteed Obligations;

         (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other property and assets of any other Loan Party or any of its Subsidiaries;

         (e) any change, restructuring or termination of the corporate structure or existence of any other Loan Party or any of its Subsidiaries;

         (f) any failure of the Administrative Agent or any other Secured Party to disclose to any Loan Party any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Secured Party, as the case may be (the Parent Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

         (g) the failure of any other Subsidiary of the Parent Guarantor or any other Person to execute a Subsidiary Guaranty or any other guarantee or agreement of the release or reduction of the liability of any of the other Loan Parties or any other guarantor or surety with respect to the Guaranteed Obligations; or

         (h) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party) that might otherwise constitute a defense available to, or a discharge of, the Parent Guarantor, any other Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any other Loan Party or otherwise, all as though such payment had not been made.

                  SECTION 8.03. Waivers and Acknowledgments. (a) The Parent Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Parent Guaranty, and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against any other Loan Party or any other Person or any Collateral.

         (b) The Parent Guarantor hereby unconditionally waives any right to revoke this Parent Guaranty, and acknowledges that this Parent Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

         (c) The Parent Guarantor hereby  unconditionally and irrevocably waives
(i) any defense arising by reason of any claim or defense based upon an election of remedies by the Secured Parties which in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Parent Guarantor or other rights to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral, and (ii) any defense based on any right of setoff or counterclaim against or in respect of the Parent Guarantor's obligations hereunder.

         (d) The Parent Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon the Parent Guarantor and without affecting the liability of the Parent Guarantor under this Parent Guaranty, foreclose under any Mortgage by nonjudicial sale, and the Parent Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against the Parent Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

         (e) The Parent Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section
8.03 are knowingly made in contemplation of such benefits.

                  SECTION  8.04.   Subrogation.   The  Parent  Guarantor  hereby
unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of its Obligations under this Parent Guaranty or under any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against such other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until such time as all of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty shall have been paid in full in cash, all of the Letters of Credit shall have expired, terminated or been cancelled and the Commitments and all of the Bank Hedge Agreements shall have expired or terminated. If any amount shall be paid to the Parent Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty, (b) the full drawing, termination, expiration or cancellation of all Letters of Credit, (c) the expiration or termination of all of the Bank Hedge

Agreements and (d) the Term B Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Parent Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Parent Guaranty thereafter arising. If (i) the Parent Guarantor shall pay to the Administrative Agent all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty shall have been paid in full in cash,
(iii) all of the Letters of Credit shall have expired, terminated or been cancelled, (iv) all of the Bank Hedge Agreements shall have expired or been terminated and (v) the Term B Termination Date shall have occurred, the Administrative Agent and the other Secured Parties will, at the Parent Guarantor's request and expense, execute and deliver to the Parent Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer of subrogation to the Parent Guarantor of an interest in the Guaranteed Obligations resulting from the payment made by the Parent Guarantor.

                  SECTION 8.05. Continuing Guarantee; Assignments. This Parent Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the full drawing, termination, expiration or cancellation of all Letters of Credit, (iii) the expiration or termination of all Bank Hedge Agreements and (iv) the Term B Termination Date, (b) be binding upon the Parent Guarantor and its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Administrative Agent and the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of clause
(c) of the immediately preceding sentence, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party under this Article VIII or otherwise, in each case as provided in Section 9.07.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a

Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or
(z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (iv) release or otherwise limit the liability of the Parent
Guarantor under Article VIII, or at any time after one or more Subsidiary Guaranties are in effect, release or otherwise limit the liability of all or substantially all of the Subsidiary Guarantors under the Subsidiary Guaranties, or (v) amend this Section 9.01; and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term A Facility, the Term B Facility, the Working Capital Facility or the Acquisition Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

                  SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Parent Guarantor or the Borrower, at its address c/o Desa International, Inc., 2701 Industrial Drive, Bowling Green, Kentucky 42101, Attention:
President; if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office or Applicable Lending Office, respectively, specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent, at its address at 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: David Strickert; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed or telecopied, be effective when deposited in the mails, delivered to the telegraph company or transmitted by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  (b) If any notice required under this Agreement or any of the other Loan Documents is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by the Administrative Agent or any of the Lender Parties shall be binding upon the Borrower and each of the other Loan Parties notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to the Administrative Agent or such Lender Party; provided that any such action taken or omitted to be taken by the Administrative Agent or such Lender Party shall have been in good faith and in accordance with the terms of this Agreement.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation,
(A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

                  (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender Party and each of their Affiliates and their officers, directors, trustees, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Recapitalization and any of the other transactions contemplated hereby) by the Equity Investors or any of their Subsidiaries or Affiliates of all or any portion of the stock or substantially all the assets of the Borrower or any of its Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, trustees, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall pay to the Administrative Agent for such Lender Party an amount equal to the present value (calculated in accordance with this Section 9.04(c)) of interest for the remaining portion of the relevant Interest Period on the amount of such Advance, at a rate per annum equal to the excess of (a) the Eurodollar Rate that would have been in effect for such Interest Period over (b) the Eurodollar Rate applicable on the date of determination to a deemed Interest Period ending on the last day of such Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the relevant Interest Period from such day to the date of such repayment or termination at an interest rate per annum equal to the interest rate determined pursuant to the immediately preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Administrative Agent of such amount of interest shall be conclusive and binding, absent manifest error.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective
Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

                  SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Parent Guarantor, the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Parent Guarantor, the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that neither the Parent Guarantor nor the Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 9.07. Assignments and Participations. (a) Each Lender may and, if demanded by the Borrower (following a demand to such Lender pursuant to Section 2.16), will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 (and other similar provisions of the other Loan Documents that are specified under the terms of such other Loan Documents to survive the payment in full of the Obligations of the Loan Parties under or in respect of the Loan Documents) to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3 or A-4 hereto, as the case may be.

                   (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

                  (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, release or otherwise limit the liability of the Parent Guarantor under Article VIII, or at any time after one or more Subsidiary Guaranties are in effect, release or otherwise limit the liability of all or substantially all of the Subsidiary Guarantors under the Subsidiary Guaranties, or release all or substantially all of the Collateral.

                  (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any other Loan Party furnished to such Lender Party by or on behalf of the Borrower.

                  (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 9.10. Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                  SECTION 9.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.12. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

              [The remainder of this page left intentionally blank]

                  SECTION 9.13. Waiver of Jury Trial. Each of the Parent Guarantor, the Borrower, the Administrative Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    The Borrower

                                    DESA INTERNATIONAL, INC.


                                    By
                                       Name:
                                       Title:


                                    The Parent Guarantor

                                    DESA HOLDINGS CORPORATION


                                    By
                                       Name:
                                       Title:


                                    The Agents

                                    NATIONSBANK, N.A., as
                                       Administrative Agent

                                    By
                                       Name:
                                       Title:

                                    NATIONSBANC MONTGOMERY
                                       SECURITIES, INC., as Co-Arranger and
                                       Syndication Agent

                                    By
                                       Name:
                                       Title:

                                    UBS SECURITIES LLC, as Co-Arranger
                                       and Documentation Agent

                                    By
                                       Name:
                                       Title:

                                    By
                                       Name:
                                       Title:

                                    The Initial Lenders


                                    NATIONSBANK, N.A.

                                    By
                                       Name:
                                       Title:


                                    UNION BANK OF SWITZERLAND,
                                    NEW YORK BRANCH

                                    By
                                       Name:
                                       Title:

                                    By
                                       Name:
                                       Title:

                                    HELLER FINANCIAL, INC.


                                    By
                                       Name:
                                       Title:


                                    IMPERIAL BANK, CALIFORNIA
                                       BANKING CORPORATION


                                    By
                                       Name:
                                       Title:


                                    BANKBOSTON, N.A.


                                    By
                                       Name:
                                       Title:


                                    DRESDNER BANK AG NEW YORK
                                       AND GRAND CAYMAN BRANCHES


                                    By
                                       Name:
                                       Title:

                                    By
                                       Name:
                                       Title:


                                    FIRST SOURCE FINANCIAL LLP
                                       BY FIRST SOURCE FINANCIAL, INC.


                                    By
                                       Name:
                                       Title:

                                     FLEET NATIONAL BANK


                                     By
                                        Name:
                                        Title:


                                     GENERAL ELECTRIC CAPITAL
                                        CORPORATION


                                     By
                                        Name:
                                        Title:


                                     NATIONAL CITY BANK


                                     By
                                        Name:
                                        Title:


                                     SANWA BUSINESS CREDIT
                                        CORPORATION


                                     By
                                        Name:
                                        Title:

                                    COMERICA BANK


                                    By
                                       Name:
                                       Title:


                                    VAN KAMPEN AMERICAN CAPITAL
                                       PRIME RATE INCOME TRUST


                                    By
                                       Name:
                                       Title:


                                    PRIME INCOME TRUST


                                    By
                                       Name:
                                       Title:


                                    PILGRIM AMERICA PRIME RATE
                                       TRUST


                                    By
                                       Name:
                                       Title:


                                    BOEING CAPITAL CORPORATION


                                    By
                                       Name:
                                       Title:


                                    CITIBANK, N.A.


                                    By
                                       Name:
                                       Title:

                                    BANK POLSKA KASA OPIEKI S.A. -
                                       PEKAO S.A. GROUP, NEW YORK  BRANCH


                                    By
                                       Name:
                                       Title:


                                    PARIBAS CAPITAL FUNDING LLC


                                    By
                                       Name:
                                       Title:

                                                                  EXECUTION COPY



                                  $195,000,000


                                CREDIT AGREEMENT

                          Dated as of November 26, 1997

                                      Among

                            DESA INTERNATIONAL, INC.

                                   as Borrower

                                       and

                            DESA HOLDINGS CORPORATION

                               as Parent Guarantor

                                       and

                                NATIONSBANK, N.A.

        as Initial Issuing Bank, Swing Line Bank and Administrative Agent

                                       and

                               UBS SECURITIES LLC

                     as Co-Arranger and Documentation Agent

                                       and

                     NATIONSBANC MONTGOMERY SECURITIES, INC.

                      as Co-Arranger and Syndication Agent


                          T A B L E O F C O N T E N T S


                                                                                                          Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.01.  Certain Defined Terms                                                                                 2
1.02.  Computation of Time Periods                                                                          36
1.03.  Accounting Terms                                                                                     36

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

2.01.  The Advances                                                                                         36
2.02.  Making the Advances                                                                                  39
2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit                                   42
2.04.  Repayment of Advances                                                                                44
2.05.  Termination or Reduction of the Commitments                                                          48
2.06.  Prepayments                                                                                          49
2.07.  Interest                                                                                             54
2.08.  Fees                                                                                                 54
2.09.  Conversion of Advances                                                                               55
2.10.  Increased Costs, Etc.                                                                                56
2.11.  Payments and Computations                                                                            58
2.12.  Taxes                                                                                                60
2.13.  Sharing of Payments, Etc.                                                                            62
2.14.  Use of Proceeds                                                                                      63
2.15.  Defaulting Lenders                                                                                   63
2.16.  Removal of Lender                                                                                    66

                                   ARTICLE III

                              CONDITIONS OF LENDING

3.01.  Conditions Precedent to Initial Extension of Credit                                                  67
3.02.  Conditions Precedent to Each Borrowing and Issuance                                                  75
3.03.  Additional Conditions to Each Acquisition Borrowing                                                  76
3.04.  Determinations Under Section 3.01                                                                    77

                                      -ii-




                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.01.  Representations and Warranties of the Parent Guarantor and the Borrower                              77

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

5.01.  Affirmative Covenants                                                                                85
5.02.  Negative Covenants                                                                                   92
5.03.  Reporting Requirements                                                                              102
5.04.  Financial Covenants                                                                                 107

                                   ARTICLE VI

                                EVENTS OF DEFAULT

6.01.  Events of Default                                                                                   109
6.02.  Actions in Respect of the Letters of Credit upon Default                                            113

                                   ARTICLE VII

                                   THE AGENTS

7.01.  Authorization and Action                                                                            114
7.02.  Administrative Agent's Reliance, Etc.                                                               114
7.03.  NationsBank and Affiliates                                                                          115
7.04.  Lender Party Credit Decision                                                                        116
7.05.  Indemnification                                                                                     116
7.06.  Successor Administrative Agent                                                                      118
7.07.  Defaults                                                                                            119

                                  ARTICLE VIII

                                 PARENT GUARANTY
8.01.  Parent Guaranty                                                                                     119
8.02.  Guaranty Absolute                                                                                   120
8.03.  Waivers and Acknowledgments                                                                         121
8.04.  Subrogation                                                                                         122
8.05.  Continuing Guarantee; Assignments                                                                   123


                                      -iii-




                                   ARTICLE IX

                                  MISCELLANEOUS
9.01.  Amendments, Etc.                                                                                    124
9.02.  Notices, Etc.                                                                                       125
9.03.  No Waiver; Remedies                                                                                 126
9.05.  Right of Set-off                                                                                    128
9.06.  Binding Effect                                                                                      128
9.07.  Assignments and Participations                                                                      128
9.08.  Execution in Counterparts                                                                           132
9.09.  No Liability of the Issuing Bank                                                                    132
9.10.  Confidentiality                                                                                     133
9.11.  Jurisdiction, Etc.                                                                                  133
9.12.  Governing Law                                                                                       134
9.13.  Waiver of Jury Trial                                                                                135


                                    SCHEDULES

Schedule I                   -      Commitments and Applicable Lending Offices

Schedule II                  -      Equity Investors

Schedule 3.01(j)(x)          -      Property Covered by Mortgage

Schedule 4.01(b)             -      Subsidiaries

Schedule 4.01(d)             -      Governmental Approvals

Schedule 4.01(n)             -      Plans, Multiemployer Plans and Welfare Plans

Schedule 4.01(u)             -      Environmental Laws and Environmental Permits

Schedule 4.01(v)             -      Hazardous Materials, Etc.

Schedule 4.01(aa)            -      Open Years

Schedule 4.01(gg)            -      Existing Debt

Schedule 4.01(hh)            -      Surviving Debt

Schedule 4.01(ii)            -      Real Property Owned

Schedule 4.01(jj)            -      Real Property Leased

Schedule 4.01(kk)            -      Existing Investments

Schedule 4.01(ll)            -      Intellectual Property

Schedule 5.02(a)(iii)        -      Existing Liens

                                    EXHIBITS

Exhibit A-1         -      Form of Acquisition Note

Exhibit A-2         -      Form of Term A Note

Exhibit A-3         -      Form of Term B Note

Exhibit A-4         -      Form of Working Capital Note

Exhibit B           -      Form of Notice of Borrowing

Exhibit C           -      Form of Assignment and Acceptance

Exhibit D           -      Form of Security Agreement

Exhibit E           -      Form of Intellectual Property Security Agreement

Exhibit F           -      Form of Mortgage

Exhibit G-1         -      Form of Solvency Certificate of the Parent Guarantor

Exhibit G-2         -      Form of Solvency Certificate of the Borrower

Exhibit G-3         -      Form of Solvency Opinion of Appraisal Economics

Exhibit H           -      Form of Borrowing Base Certificate

Exhibit I-1         -      Form of Opinion of Borrower's Counsel

Exhibit I-2         -      Form of Opinion of Kentucky Local Counsel

Exhibit I-3         -      Form of Opinion of Tennessee Local Counsel

Exhibit I-4         -      Form of Opinion of Intellectual Property Counsel

Exhibit J             -    Form of Subsidiary Guaranty